UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    QUIET TIGER, INC.
                 (Name of small business issuer in its charter)

                     Commission File No. 333-47699

         Nevada                      7372                        77-0140428
--------------------------------------------------------------------------------
(State of incorporation)     (Primary SIC number)          (IRS Employer ID No.)


     668 N. 44th Street, Suite 233, Phoenix, AZ 85008 Telephone 602-267-3800
        ----------------------------------------------------------------
          (Address and telephone number of principal executive offices)

     668 N. 44th Street, Suite 233, Phoenix, AZ 85008 Telephone 602-267-3800
        ----------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

        William O'Neal; 668 N. 44th Street, Suite 233, Phoenix, AZ 85008
                             Telephone 602-267-3855
 ------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)


                                   Copies to:

                            The O'Neal Law Firm, P.C.
                        Attention: William D. O'Neal,Esq.
                              668 North 44th Street
                                   Suite #233
                             Phoenix, Arizona 85008
                               Ph: (602) 267-3855
                               Fax: (602) 267-7400



Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE


 Title of each                  Proposed         Proposed
 Class of                       Maximum          Maximum           Amount of
Securities to   Amount to be    Offering Price   Aggregate         Registration
be Registered   Registered      per Share (1)    Offering price    Fee (2)
--------------------------------------------------------------------------------
                   96,290,414            $.125      $12,036,301       $1524.99
Common Stock
--------------------------------------------------------------------------------


     (1) These 96,290,414 shares are to be offered by the selling stockholders. The registration fee for these shares is based on the average of a bid price of $0.115 and an ask price of $0.13 on June 23, 2004 on the OTC Bulletin Board. Reg. 230.457(c).


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                                   PROSPECTUS

                        96,290,414 Shares of Common Stock

                                QUIET TIGER, INC.

This is an offering of 96,290,414 shares of common stock by two selling stockholders. The shares are being registered to permit public secondary trading of the shares that are being offered by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares.



The two selling stockholders will offer the 96,290,414 shares from time to time in the over-the-counter market through brokers at fluctuating market prices subject to limitations on affiliates pertaining to the sale of securities.

This investment involves a high degree of risk. See "Risk Factors," in part i of this prospectus.Neither the SEC nor any state securities commission has approved or disapproved these securities, passed upon the adequacy or accuracy of this prospectus, or made any recommendation that you buy or not buy the shares. Any representation to the contrary is a criminal offense.

                            -------------------------

               Our Common Stock trades on the OTC Bulletin Board.
                          Its trading symbol is "QTIG".

                            -------------------------


This prospectus is not an offer to sell or our solicitation of your offer to buy these securities in any jurisdiction where such would not be legal.

The date of this prospectus is June 24, 2004.

This prospectus contains certain "forward-looking statements" which involve substantial risks and uncertainties. When used in this prospectus the forward-looking statements are often identified by the use of such terms and phrases as "anticipates," "believes," "intends," "estimates," "plans," "expects," "seeks," "scheduled," "foreseeable future" and similar expressions. Although we believe the understandings and assumptions on which the forward-looking statements in this prospectus are based are reasonable, our actual results, performances and achievements could differ materially from the results in, or implied by, these forward-looking statements, including those discussed under the caption "Risk Factors."

                                Quiet Tiger, Inc.
                          668 N. 44th Street, Suite 233
                             Phoenix, Arizona 85008
                             Telephone 602-267-3800

                                  June 24, 2004

                                TABLE OF CONTENTS


PART I - Summary Information and Risk Factors
 Forward-Looking Statements....................................................3
 Prospectus Summary............................................................5
 The Offering..................................................................7
 Summary of Financial Information..............................................8
 Risk Factors........................................................... ......8
 Use of Proceeds..............................................................13
 Determination of Offering Price..............................................13
 Dilution.....................................................................13
 Selling Security Holders.....................................................13
 Plan of Distribution.........................................................14
 Legal Proceedings............................................................16
 Directors, Executive Officers, Promoters and Control Persons.................16
 Security Ownership of Certain Beneficial Owners and Management...............18
 Description of Securities....................................................18
 Interests of Named Experts and Counsel.......................................20
 Description of Business......................................................20
 Management's Discussion and Analysis or Plan of Operation....................29
 Description of Property......................................................32
 Certain Relationships and Related Transactions...............................33
 Market for Common Equity and Related Shareholder Matters.....................34
 Dividend Policy..............................................................34
 Executive Compensation.......................................................36
 Shares Eligible for Future Sale..............................................39
 Legal Matters................................................................39
 Experts......................................................................39
 Transfer Agent...............................................................39
 Changes in and Disagreements with Accountants
  on Accounting and Financial Disclosures.....................................39

PART II - Financial  Statements

 Financial Statements for the period ending March 31, 2004....................40
  Notes to Financial Statements...............................................43

 Financial Statements for the year ended December 31, 2003....................50
  Notes to Financial Statements...............................................58

PART I - SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

Industry Background

Quiet Tiger, Inc., a Nevada corporation is in the business of providing copy control technology to the music and entertainment industry. This industry is generally unpopular with consumers because of their ability to make inexpensive unauthorized copies of entertainment software. The proliferation of illicit copying has resulted in perhaps billions of dollars of lost revenues for industry-wide content owners. The latest data available from the MPAA estimates that the U.S. motion picture industry lost in excess of $3.5 billion in 2003 due to packaged media piracy. Music industry unit ("CD") sales have been falling approximately 10% year-over-year for the past four years, according to the International Federation of Phonographic Industries ("IFPI"). In addition, the International Intellectual Property Alliance ("IIPA") estimated that copyright piracy, not including Internet piracy, around the world inflicts $20-$22 billion in annual losses to the U.S. copyright industries. As technology has becomes more advanced and efficient, illegal copying activity has increased because of its ease and simplicity.

The music industry is evaluating strategies to stop the recurring sales declines, including CD copy protection and digital rights management technologies that would prevent the copying of music CDs to a PC or CD-R device, or downloading from peer-to-peer networks. The dilemma for the music industry has been to determine if the protection on the CD should override its playability. Since 2000, many developers, including SunnComm International Inc., ("SunnComm"), believed that protection was more important than playability. Through trial and error, developers of copy control technologies have determined that guaranteed playability can only happen when the copy control technology is compliant with the CD Redbook Standard. This Standard is what all playback devices, i.e., CD players, DVD players and computers, conform to in order to play back CD's.

Principal Products or Services and their Markets

We have an Exclusive Distribution Agreement with SunnComm to distribute, market, advertise, and sublicense the SunnComm Products throughout the world. The SunnComm Product that we will begin marketing is a content protection control technology called Media Max M4. The market for Media Max are all major and independent record companies along with their artists which may be concerned over lost revenues to illegal copying. Management believes that approximately 2 billion music CD's are sold annually worldwide. SunnComm currently has an agreement with a major record label and manufacturer to provide the Media Max M4 product upon their demand.

SunnComm contracted with us for its marketing service because it believed it would be cost efficient for marketing experts to devote their full-time efforts in selling their product and informing SunnComm of what the users are demanding. This would also enable SunnComm to be focused on continuing their research and development of future products and upgrades for the marketplace.

Media Max M4 provides cross-platform playability, security and an enhanced visual and listening experience for PC and Mac users. The technology is based on a two session CD wherein the first session is made up of CD-A files and the second session is made of up of compressed WMA files embedded into a versatile multimedia user interface. This technology combines proprietary software components which are installed on the computer along with special markings stored on the CD.

The License Management Technology, "LMT", provides a security platform that is able to monitor and control activity on all CD/DVD drives or burners when it determines that content protection could be compromised. The software is designed to be completely invisible to users, programs and system components. CDs created with the LMT are 100% compatible with standard audio CDs; therefore, playability on any regular CD or DVD device is guaranteed.

In order to identify a Licensee Copy Controlled Disc, the LMT Software will look at certain markers on the disc concerned. Each marker contains multiple values. Values are based on the contents of the disc concerned but encoded using a secret algorithm. Only if the proper values are found, is the disc considered SunnComm protected. To prevent detection issues in the event the disc concerned is scratched, several different markers are stored on different locations of the disc. The disc will be identified if at least one marker has all the proper values. To prevent circumventing the protection using a "magic-marker" on the second session and other issues, all markers are stored very close to (but not part of) the protected audio contents. A user's attempt to mask the markers will most certainly be a difficult task and may cause the user to mask a part of the audio with it. Whether the markers will be copied or not depends on the ripper program and copy mode used. However, since the audio on the copy will already be scrambled, the presence and detection of the markers are not really important.

When the disc is inserted, the auto launch feature will activate the MediaMax M4 program on the second session, which feature is called launchcd.exe. Depending on the DRM license implementation, this program is either activated directly or through another program called autorun.exe. Launched first determines if the LMT Software controls are installed on the computer. If not, or if the disc concerned contains a newer version, it will copy the controls from the disc concerned and will install same. The LMT Software controls consist of two dynamic link libraries. The controls are used by the MediaMax M4 application (which is browser based).

Whenever the LMT Software controls are activated, (i.e. when the second session software is executed), the LMT Software controls will first determine if the content protection device driver is installed on the system. If not, it will extract it from the main LMT Software into a separate file and install it as a standard Windows device driver.

The driver first locates all CDROM devices installed on the computer. Then it will poll each device once per second to determine if a new disc has been inserted. If so, it will read various elements of the disc to determine if it is a MediaMax M4 disc. It is important to note that the driver is completely idle (without any chance to affect the computer), unless an actual MediaMax M4 disc has been detected. Once detected, the driver will insert itself into the communication stream for that drive to prevent any non-authorized activities. While allowing the computer to access the second session without any limitations, the driver will interfere when applications try to access the first session.

When the driver detects that the MediaMax M4 disc is ejected, it will remove itself from the communication stream for that drive and switch back to the polling mode. Several enhancements are currently under development to make it very difficult to locate and/or remove the device drivers.

An additional feature called MusicMail allows the owner of an originally purchased MediaMax protected CD to share music with friends without violating any copyright laws. The owner can invite friends to download songs by using

MusicMail to create and send email messages. The friends can then download the songs by clicking on the links included in the message. The embedded DRM technology will allow the friends to play the song for a limited amount of days or plays.

The customer base for copy protection technology is comprised of the five major music labels (i.e., BMG, EMI, Sony, Universal and Warner) and numerous independent labels which sell approximately 2 billion CD's annually. A market also exists for copy protecting music at music studios where music is originally recorded and pre-release CD's which are promotional copies sent to music stations and promoters.

We believe that today's market prefers playability over protection which its MediaMax M4 technology provides because it is compliant with the CD Redbook Standard.


THE OFFERING

The shares being offered for resale under this prospectus consist entirely of outstanding shares of our common stock held by the selling stockholders identified herein.

Shares of common stock offered by us:   None


Use of proceeds: We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.


Selling stockholders will sell at a fixed price of $.125 per share until our common shares are quoted on the Over the Counter Bulletin Board or other specified market and thereafter at prevailing market prices, or privately negotiated prices.



Price per share offered                                    $.125*
Common stock offered by selling stockholders          96,290,414 shares
Common stock outstanding prior to this offering 173,460,992 shares Common stock to be outstanding after the offering 173,460,992 shares

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

                                 For the year ended  For the three months ended
Income Statement                 December 31, 2003    March 31, 2004 (unaudited)
                                 ------------------  --------------------------
Revenues                                          -                 $    14,973
Net Loss                                $(1,839,881)                $  (419,527)
Net Income (Loss) per Share             $      (.03)                $        -

Balance Sheet
Total Assets                            $   111,490                 $ 2,432,674
Total Liabilities                       $   574,670                 $   167,130
Stockholders' Equity (Deficit)          $  (463,180)                $ 2,265,544

RISK FACTORS

The following principal factors make the offering described herein speculative and one of high risk.

We have a limited history of operations.

Our operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a highly competitive field of technology transfer. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its products and technologies, market awareness, its ability to promptly and accurately recognize a marketable technology or invention, dependability of an advertising and recruiting network, and general economic conditions. There is no assurance that we will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

Continuing operating losses will result in financing requirements.

We will need to raise additional capital through the placement of our securities or from debt or equity financing. If we are not able to raise such financing or obtain alternative sources of funding, management will be required to curtail operations. There is no assurance that we will be able to continue to operate if additional sales of our securities cannot be generated or other sources of financing located.

Future events, including the problems, delays, expenses and difficulties frequently encountered by startup companies may lead to cost increases that could make our source of funds insufficient to fund our proposed operations. We may seek additional sources of capital, including an additional offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. We have not established a limit as to the amount of debt we may incur nor have we adopted a ratio of equity to debt allowance. If we need to obtain additional financing, there is no assurance that financing will be available, from any source, or that it will be available on terms acceptable to us, or that any future offering of securities will be successful. We could suffer adverse consequences if it is unable to obtain additional capital when needed.

Our Plan of Operation may be unsuccessful.

The success of our business in marketing copy protection technology is dependent on the Marketability of copy protection products from SunnComm or the acquisition of additional technologies to enhance marketability. In the event that record labels determined that the benefits of our copy protection technology do not justify the cost of licensing the technology, it may become difficult for us to raise capital to pay its overhead.

Our future acquisition strategy may be unsuccessful.

We expect to continue to rely on acquisitions, joint ventures or licensing agreements as a primary component of our growth strategy. We regularly engage in evaluations of potential target candidates, including evaluations relating to acquisitions that may be material in size and/or scope. There is no assurance that we will continue to be able to identify potentially successful companies that provide suitable acquisition opportunities or that we will be able to acquire any such companies on favorable terms. Also, acquisitions involve a number of special risks including the diversion of management's attention, assimilation of the personnel and operations of the acquired companies, and possible loss of key employees. There is no assurance that the acquired companies will be able to successfully integrate into our existing infrastructure or to operate profitably. There is also no assurance given as to our ability to obtain adequate funding to complete any contemplated acquisition or that any such acquisition will succeed in enhancing our business and will not ultimately have an adverse effect on our business and operations.

We may be unable to finance future contemplated acquisitions.

In transactions in which we agree to make an acquisition for cash, we will have to locate financing from third-party sources such as banks or other lending sources or we will have to raise cash through the sale of our securities. There is no assurance that such funding will be available to us when required to close a transaction or if available on terms acceptable to us.

We  have  had  and  may  have  more  significant   transactions   with  SunnComm
International Inc.

We  have  engaged  in  a  significant   number  of  transactions  with  SunnComm
International Inc. and its wholly owned subsidiary Project 1000, Inc., which are affiliated with us.

We are affiliated with SunnComm International Inc. and its wholly owned subsidiary Project 1000, Inc. ("SunnComm"), which collectively own approximately 56% of our voting stock as of June 24, 2004.

On March 4, 2004, we acquired an Exclusive Marketing Agreement for SunnComm's optical media enhancement and control technologies by the issuance of 64,000,000 shares of our common stock. We also satisfied a $304,581 debt to SunnComm by issuing an additional 10,152,704 of our common shares.

Because we are majority owned by SunnComm, there can be no assurance that negotiations between the two companies concerning the pricing of or concerning other matters will, or can be, conducted in an arm's-length manner or that the result of such negotiations will be as advantageous to us as they could have been but for the majority ownership by SunnComm.

We are dependent on our management team.

Our success depends largely on the skills of certain key management, in particular our President, William H. Whitmore, Jr. We do not have employment agreements with our executive officers, key management or other employees and, therefore, they could terminate their employment at any time without penalty. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees, particularly Mr. Whitmore, could seriously harm our business. We may not be able to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms.

Failure to attract, train and retain skilled managers and other personnel could increase costs or limit growth.

A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on our business, financial condition and results of operations. Our business growth is dependent upon our ability to attract and retain qualified research personnel, administrators and corporate management. There is no assurance that we will be able to employ a sufficient number of qualified trained personnel in order to achieve our growth objectives.

Successful marketing will require customer support.

Ongoing future success will depend on our ability to provide adequate software support and maintenance services to our customers or to contract for such services. As we market new applications or upgrades to run on new platforms, it is important that our business is not disrupted as a result of inadequate support from SunnComm.

Potential Domestic and Foreign Government Restrictions could affect our sales revenue.

Federal and state law makers are continually discussing passing laws that may restrict the use of the internet. Such laws, if passed, could impact our business and intellectual property rights. In addition, consumer rights advocates are challenging the Digital Millennium Copyright Act of 1998.

In the event orders are obtained for copy protection outside of the United States of America, foreign governments may impose restrictions on importation of programming, technology or components from the U.S.A. In addition, the laws of some foreign countries may not protect our intellectual property rights to the same extent, as do the laws of the U.S.A., which may increase the risk of unauthorized use of our technology.

Economic Losses may result from future litigation.

Litigation may be necessary in the future. Although we are an exclusive sales agent for SunnComm, we may incur legal costs or economically suffer if SunnComm's patents, trademarks or copyrights are challenged, invalidated or circumvented. Others may develop technologies that are similar or superior to the SunnComm's technologies or design around its patents and patent pendings. Effective intellectual property protection may be unavailable or limited in some foreign countries.

Our competitors or future competitors may offer more cost-effective products.

A number of competitors and potential competitors may be developing similar and related music copy protection systems. SunnComm's technology may not achieve or sustain market acceptance, or may not meet, or continue to meet, the demands of the music industry. It is possible that there could be significant consumer resistance to audio copy protection, as consumers may feel that they are entitled to copy audio CDs. It is not clear what the reaction of the major music labels would be to any consumer resistance. If the market for music CD copy protection fails to develop, or develops more slowly than expected, or the products being marketed do not achieve or sustain market acceptance or if there is consumer resistance to the technology, the business would be harmed. If we can't compete successfully against competitive technologies that may be developed in the future the business will be harmed. Generally, it requires a substantial time and resource effort to bring and be able to both recognize a commercially successful technology or invention at an early stage and conduct a successful marketing campaign to sell this technology or invention. There is no assurance that all or any of SunnComm's product development efforts will result in commercially viable final products.


The products being marketed by us may become obsolete.

Patent review is usually a lengthy, tedious and expensive process that may take months or, perhaps, several years to complete. With the current rate of technology development and its proliferation throughout the world, SunnComm's inventions may become commercially obsolete.


The future issuance of our common shares may dilute our investors share value.

Our Certificate of Incorporation authorizes the issuance of 350,000,000 shares of common stock and 50,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common or preferred stock may result in substantial dilution in the percentage of our common stock held by our existing stockholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by us. The issuance of our shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market for our common stock.


Penny stock regulations may affect our trading volume and share price.

There is no way to predict a price range within which our common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, our common stock, initially at least, would be subject to the rules governing "penny stocks."

A "penny stock" is any stock that:

1.   sells for less than $5 a share, and

2. is not listed on an exchange or authorized for quotation on the NASDAQ Stock Market, and

3. is not a stock of a "substantial issuer." We are not now a "substantial issuer" and cannot become one until we have net tangible assets of at least $5 million, which we do not currently have.

There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

The Penny Stock Suitability Rule

Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the Customer with a written statement setting forth the basis for this suitability Determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

     1.   transactions not recommended by the broker-dealer,

     2.   sales to institutional accredited investors,

     3. sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

     4. transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

The Penny Stock Disclosure Rule

Another  Commission  rule  - the  Penny  Stock  Disclosure  Rule  -  requires  a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

Effects of the Rule

The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock. Our shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

USE OF PROCEEDS

All proceeds from the sale of the 96,290,414 shares of common stock offered herein will go to the selling security holders for their own personal use after the payment of any brokerage commissions subject to sale volume restrictions for affiliates in accordance with Rule 144 of the Securities Act.

In the event the selling security holders want to issue a dividend to their stockholders, then Quiet Tiger Inc. will file an amended registration statement to identify those beneficial selling stockholders.

DETERMINATION OF OFFERING PRICE

The determination of the price of the shares in this offering solely for the purpose of calculating the registration fee pursuant to Rule 457 and it is not an indication of our actual value. Therefore, the offering price bears no relationship to our book value, assets or earnings, or to any other recognized measure of value and it should not be regarded as an indicator of any future market price of the securities. Each of the selling security holders proposes to sell the shares offered herein through broker-dealers at prevailing market prices.

DILUTION

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering.

THE SELLING SECURITY HOLDERS

There are two selling stockholders of the 96,290,414 shares of common stock who are also affiliates of Quiet Tiger, Inc. offered hereby. In the event the selling security holders want to issue a dividend to their stockholders, then Quiet Tiger Inc. will file an amended registration statement to identify those beneficial selling stockholders.

The following table sets forth the names of the selling stockholders and for each selling shareholder the number of shares of common stock beneficially owned as of June 24, 2004, and the number of shares being registered. The selling stockholders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling shareholder may offer all or part of the shares owned for resale from time to time. A selling shareholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling shareholder obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby.

The  following  table  provides as of June 24, 2004,  information  regarding the
beneficial   ownership  of  our  common  stock  held  by  each  of  the  selling stockholders, including:

     1.   The number of shares owned by each prior to this offering;

     2.   The total number of shares that are to be offered for each;

     3. The total number of shares that will be owned by each upon completion of the offering;

     4.   The percentage owned by each; and

     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling stockholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 173,460,992 shares outstanding on June 24, 2004.




Selling       Beneficial    Shares of       Shares of         Shares of      Percent of     Percent of
Stockholders  Owners        Common Stock    Common Stock to    Common Stock  Common Stock   Common Stock
                            Owned Prior to   be Offered for    Owned After   Owned Before   Owned After
                            Offering         Sale            the Offering    the Offering   the Offering
---------------------------------------------------------------------------------------------------------

See (1)         (1)        74,152,704        74,152,704        74,152,704        43.74%         42.74%

See (2)         (1)        22,137,710        22,137,710        22,137,710        12.76%         12.76%

TOTAL

(1)  SunnComm International Inc.
(2)  Project 1000,  Inc., a wholly owned  subsidiary  of SunnComm  International
     Inc.


PLAN OF DISTRIBUTION

The 96,290,414 shares being offered by the selling stockholders may be sold or distributed from time-to-time by the selling stockholders or their transferees directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents or may acquire shares as principals subject to sale volume restrictions for affiliates in accordance with Rule 144 of the Securities Act. In the event the selling security holders want to issue a dividend to their stockholders, then Quiet Tiger Inc. will file an amended registration statement to identify those beneficial selling stockholders.

Such sales or distributions may be made at prevailing market prices, at prices related to such prevailing market prices, or at variable prices negotiated between the sellers and purchasers that may vary. The distribution of the shares may be effected in one or more of the following methods:

     --ordinary brokerage transactions, including long or short sales,

     --transactions  involving  cross or block  trades,  or otherwise on the OTC
          Bulletin Board,

     --purchases  by  brokers,   dealers,  or  underwriters  as  principals  and
          subsequent resales by the purchasers for their own accounts pursuant to this prospectus,

     --sales "at the market" to, or through, market makers or into an existing market for the shares,

     --sales not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

     --transactions involving options, swaps, or other derivatives, whether exchange-listed or otherwise, or

     --transactions involving any combination of the foregoing or any other legally available means.

In addition, a selling shareholder may enter into hedging transactions with one or more broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling shareholder. A selling shareholder may also enter into option or other transactions with one or more broker-dealers requiring the delivery of the shares by such broker-dealers with the possibility that such shares may be resold thereafter pursuant to this prospectus.

A broker, dealer, underwriter, or agent participating in the distribution of the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or purchasers of the shares for whom such person may act as an agent, to whom such person may sell as principal, or both; and such compensation as to a particular person may be in excess of customary commissions. The selling stockholders and any broker-dealers acting in connection with the sale of the shares being registered may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933 (the "Securities Act"), and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation.

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares, including legal and accounting fees, and such costs and expenses are estimated to be approximately $24,600.

We have informed the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they will be required to comply with certain anti-manipulative rules contained in Regulation M under the Exchange Act. With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchaser, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

We have been advised that the selling security holders understand the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are changes to the stated plan of distribution or if additional information as noted above is needed, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

LEGAL PROCEEDINGS

Neither Quiet Tiger, Inc. nor any of its property is the subject of any pending or threatened judicial proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person and the date such person became a director or executive officer. Each serves until the next annual meeting of stockholders.


Names of Executive                                  Date of        Date of
Officers and Directors   Age  Position              Appointment    Resignation
----------------------   ---  ----------            ------------   -------------
William H. Whitmore, Jr.  44  Vice-President        May 3, 2002   April 10, 2003
(3)                            & Director           Jan. 16, 2004      N/A

Albert A. Golusin (1)     49  Secretary,Treasurer,  January 5, 2001    N/A
                               and Director

Wade P. Carrigan (1),(2)  46  Director              May 3, 2002         N/A

     (1)  Independent member of Audit Committee.

     (2) Mr. Carrigan became the Chief Executive Officer, "C.E.O", on April 10, 2003 and later resigned as C.E.O on January 16, 2004.

     (3) On April 10, 2003 Mr. Whitmore resigned from Quiet Tiger, Inc. in order to devote his full time effort to SunnComm. On January 16, 2004, Mr. Whitmore rejoined Quiet Tiger, Inc. and became the C.E.O. and joined the board of directors.

William H. Whitmore, Jr., attended Northern Arizona University during 1981 through 1983 taking classes in computer science and business administration. He served as Executive Vice President for Ekid Network, Inc., a media content company for children from September 1999 to January 2001. While in this position, Mr. Whitmore managed all aspects of administration, technical development and marketing for the company, which produced educational animated software that enabled children to use the Internet safely. Concurrently, he was the representative for the investment group that funded the project and numerous other business models. Mr. Whitmore managed an extensive portfolio that included restaurants, real estate and one-stop Internet ventures. Prior to joining Ekid Network, Mr. Whitmore was the Vice President of Operations for TCBG from 1977 to August 1999, a manufacturer and marketer of unique products for the children's beverage market. In his role as Vice President of Operations he worked closely with the production and marketing team managing all aspects of product development, purchasing and procurement, shipping and receiving, logistics, customer service and administration. From January 2001 through 2003 he worked with SunnComm International Inc. formerly known as SunnComm Technologies, Inc. and was the Chief Operating Officer responsible for all operations, sales and marketing.

Albert A. Golusin received a B.S. in accounting from Brigham Young University in December 1978 and became a Certified Public Accountant in 1981. He worked with the public accounting firms of Grant Thornton & Company, C.P.A's and Kenneth Leventhal & Company, C.P.A.'s from 1979 through 1994. From 1985 to 1992, Mr. Golusin was the Controller of a public company called N-W Group, Inc. that later became Glenayre Electronics. He was responsible for managing a $40 million cash portfolio, managing the accounting department and preparing the financial statements for reporting to the Securities Commissions in the U.S.A. and Canada. From 1993 to 2003, Mr. Golusin consulted to publicly traded companies or companies preparing to become publicly traded. He currently serves as the Chief Financial Officer and Director of SunnComm Technologies, Inc. which publicly trades on the pink sheets under the symbol "SCMI", and as a part-time Chief Financial Officer and Director for Silverado Financial Corporation and Dstage.com which are publicly traded on the OTC Bulletin Board of NASDAQ.

Wade P. Carrigan received a B.A. in economics with a minor in business administration from the University of New Mexico in 1983. He currently is the Chief Financial Officer of Roberts Enterprises, Inc., a livestock brokerage and investment company, and has served as such since 1991. He was previously a commercial loan officer for Valley National Bank specializing in Agribusiness Finance. Currently he owns and operates Wade Co. Investments, a commodity investment company focused on feeder cattle, live cattle, oil and natural gas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information as of June 24, 2004 with respect to each beneficial owner of more than 5 percent of each class of our voting stock and to each of our officers and directors individually and as a group:

                                            NO. OF          % OF
  QUIET TIGER, INC.                         SHARES          CLASS
 --------------------------               ----------      ---------

SunnComm International Inc. (1)           96,290,414          55.5%
668 N. 44th Street, Suite 248
Phoenix, Arizona 85008

William H. Whitmore, Jr. (2)               5,500,000           3.2%
668 N. 44th Street, Suite 248
Phoenix, Arizona 85008

Albert Golusin (2)                         6,619,122           3.8%
668 N. 44th Street, Suite 248
Phoenix, Arizona 85008

Wade P. Carrigan (2)                       4,929,167           2.8%
668 N. 44th Street, Suite 248
Phoenix, Arizona 85008

Officers and Directors                    17,048,289           9.8%
as a group (3 persons)


(1) SunnComm International Inc. directly owns 74,152,704 shares of common stock and 22,137,710 through its wholly owned subsidiary Project 1000, Inc.

(2) Shares owned by officers and directors include shares which would be earned before December 31, 2004 through continued service and are included as shares beneficially owned.



DESCRIPTION OF SECURITIES

We are authorized to issue 350 million shares of Common Stock,$0.001 par value and 50 million shares of Preferred Stock, $0.001 par value. At June 24, 2004, we had 173,460,992 common shares outstanding of which 164,853,849 were fully paid and non-assessable. At March 31, 2004, a total of 500,000 common shares were subject to the payment of $15,000 which was received on April 26, 2004. The remaining 8,250,000 are held by us and will be ratably released quarterly subject to receiving services from our officers and a director over the remaining calendar year.

On June 24, 2004, we registered 10,000,000 shares for our 2004 Employees and Consultants Stock Compensation Plan on Form S-8 Registration Statement under the Securities Act of 1933.

Common Stock

Voting Rights. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders.

Dividend Rights. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefore.

Liquidation Rights. Upon any liquidation, dissolution or winding up of the corporation, our stockholders are entitled to receive pro rata all of the assets of the corporation available for distribution after distributions are made to the holders of our Preferred Stockholders.

Preemptive Rights. Our common stockholders do not have any preemptive rights to subscribe for or to purchase any of our un-issued stock, obligations or other securities.

Registrar and Transfer Agent. Our registrar and transfer agent is First American Stock Transfer, 706 E. Bell Rd. # 202, Phoenix, Arizona 85022.

Preferred Stock

We are also authorized to issue 50 million shares of Preferred Stock, $0.001 par value. No shares of Preferred Stock have been issued.

The Preferred Stock in one or more series thereof shall have such voting powers designations, preferences and rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Common Stock Option Plan

We have adopted our 1997 Statutory and Non-Statutory Incentive Stock Option Plan ("Plan") which authorizes us to grant incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and to grant nonstatutory stock options. The Plan relates to a total of 623,756 shares of common stock. Options relating to 43,663 shares have been issued and are outstanding and all are presently exercisable expiring October 30, 2007 or 90 days after the resignation of the officer. No options were granted in 2002 or 2003. The options are exercisable at $.56 per share. The outstanding options must be exercised within 10 years from the date of grant and no later than three months after termination of employment or service as a director, except that any optionee who is unable to continue employment or service as a director due to total and permanent disability may exercise such options within one year of termination and the options of an optionee who is employed or disabled and who dies must be exercised within one year after the date of death.

The Plan requires that the exercise prices of options granted must be at least equal to the fair market value of a share of common stock on the date of grant, provided that for incentive options if an employee owns more than 10% of our outstanding common stock then the exercise price of an incentive option must be at least 110% of the fair market value of a share of our common stock on the date of grant, and the maximum term of such option may be no longer than five years. The aggregate fair market value of common stock, determined at the time the option is granted, for which incentive stock options become exercisable by an employee during any calendar year is limited to $100,000.

The Plan is to be administered by our Board of Directors or a committee thereof which determines the terms of options granted, including the exercise price, the number of shares of common stock subject to the option, and the terms and conditions of exercise. No option granted under the Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933, whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in our common or preferred stock.

DESCRIPTION OF BUSINESS

Business Development

Quiet Tiger, Inc. was formally known as Fan Energy, Inc. ("Fan") and was originally formed as an Idaho corporation in the early 1900s. A majority of our shareholders of record on January 21, 2003 voted to amend our Articles of Incorporation from Fan Energy, Inc. to Quiet Tiger, Inc. and to change the authorized common shares to 350,000,000 and the authorized preferred shares to 50,000,000 as described in an information statement filed on Form 14C with the Securities and Exchange Commission on January 22, 2003. We filed with the Secretary of State of Nevada a Certificate of Amended Articles of Incorporation on February 18, 2003. On or about February 20, 2003 our trading symbol was changed to QTIG.

Our predecessor was not successful in the exploration of mining properties. In 1988 our predecessor was merged into a newly-formed Nevada Corporation named Eastern Star, Inc. and it was inactive thereafter, with no assets or liabilities through the end of 1996. In early 1997, the corporation was reactivated when the holder of a majority of the outstanding common stock transferred control of the inactive corporation. The transferee elected new directors and officers and caused us to effect a 10-into-1 reverse stock split. Our name was changed to Fan Energy Inc. in December 1997. On December 24, 2001, we effected another reverse stock split of one new common share for each fifteen pre-consolidated shares. On June 28, 2002, we effected a forward stock split of 9.3563 shares for 1 share.

Effective with the change in control and reactivation during 1997, our stockholders approved a plan of informal quasi reorganization. Pursuant to the plan, our accumulated deficit of $504,648, as of the date of reorganization, was eliminated and charged to additional paid-in capital as defined by Statement of Financial Accounting Standards (SFAS) No. 7 and was considered a development stage company effective January 1, 1997. During the years 1998 through 2000 we were known as Fan Energy Inc. and were engaged in the development, exploration and acquisition of oil and natural gas reserves in the western United States. Our principal activities during 1998 through 2000 were the raising of capital through the sale of our securities, acquiring undivided minority interests in two oil and natural gas exploratory prospects in California for cash and common stock and one prospect in Wyoming, and commencing the drilling of exploratory and development wells on these properties. During 1999 through 2001 revenue from oil and gas production was received from two wells. On December 1, 2001 we agreed to sell all of our assets related to the oil and natural gas industry to an entity controlled by one of our directors. The transaction was deemed effective December 1, 2001, and included all of our undivided interests in producing natural gas wells and adjacent acreage in California and our undivided interest in oil and gas leaseholds, geophysical exploratory data and other nominal assets. Following the transaction, we had no interest in any oil or natural gas assets of any nature. The buyer assumed all of the our obligations to pay approximately $13,500 in outstanding liabilities relating to the oil and natural gas properties transferred and any future contingent liabilities including well closure, remediation and clean-up, and surrendered 236,331 restricted shares of our common stock owned of record and beneficially by the director. The deemed value of the shares received was $75,777 and we recorded a loss on the transaction of $91,415. The disinterested members of our Board of Directors, following an independent evaluation of the properties, approved the transaction unanimously. The transaction concluded our involvement in the oil and gas business segment. Furthermore, we have no intention to become involved in the oil and gas business at any future time.

On January 8, 2001, we acquired plant, equipment and other assets, including specialized manufacturing equipment, manufacturing set-ups, real estate lease, fixtures and related equipment and other property with an estimated fair value of at least $3.8 million from four independent sellers. In consideration for the acquisition of assets, we issued 12,007,252 shares of our restricted common stock to the sellers. The equipment valuation was determined by a discounted cash flow of projected operating income using a maximum cost of funds of 20% per annum. This was further supported by an independent expert's valuation opinion of the replacement value of the equipment. In determining the amount of the consideration for the assets, the parties estimated the present fair market value of all such assets to be equivalent to approximately $.32 per common share issued. Also on January 8, 2001, we sold 2,027,198 shares of restricted common stock to one of the sellers for $650,000, of which $600,000 was paid by a secured note. The assets acquired by us constituted plant, equipment and other physical property intended to be used in the manufacture of 3.5-inch micro floppy disks. None of the assets were previously used in such a business by the sellers.

On May 3, 2002, we acquired from Project 1000 Inc. "P1", a wholly owned subsidiary of SunnComm Technologies, Inc., "Digital Content Cloaking Technology(TM)", known as MediaCloQ or MediaMaker ("P1 Technology"), which is a set of methodologies that are designed to work together to thwart illegal copying or ripping of optical media that complies to IEC 90608 Redbook standards. Each of the methodologies used is meant to work toward defeating the various software products currently available on the market today that are used for the purpose of making illegal copies of CDs or of individual audio tracks. The Assets include, but are not limited to, P1`s proprietary property which includes all English and foreign language, all commercial and non-commercial, and all present and future versions thereof, and all required and/or relevant P1 Documentation, Intellectual Property Rights and other proprietary rights therein, and Derivatives thereof that are required and/or relevant to the development of current and future versions. We issued 23,837,710 restricted common shares to P1 for the P1 Technology resulting in a change of control of the registrant. The P1 Technology was recorded by us at P1's cost.

At December 31, 2003, we impaired all of its MediaCloQ technology for $674,629 because we determined that it could not be sold due to its inability to work on all DVD players. We also impaired our floppy disk burnishing equipment $900,000; thus reducing its value to $100,000 which we believed was the market value of the equipment.

On January 28, 2004 we entered into a binding Memorandum of Understanding, "MOU", with DarkNoise Technologies Limited, a United Kingdom company, "DarkNoise". Under the terms of the MOU, we will acquire all of DarkNoise and its technologies for $150,000 US in cash and a minimum of 10,000,000 of our restricted common shares. DarkNoise's technology inserts data into digital audio files that is inaudible as long as the file is played as is. But the nature of the inserted data is such that most types of conversion or compression, as happens when ripping a song to MP3 or other unsecured file sharing formats, will cause it to produce very audible distortion in the resulting output.

On March 4, 2004 the written consent, of a majority of our disinterested outstanding common shares of record at February 4, 2004, became effective to approve the issuance of 10,152,704 restricted common shares at a fair value of $.03 per share to SunnComm Technologies, Inc., "SunnComm", for $304,581 of debt incurred for cash advances and administrative and overhead expenses previously charged to us and to approve the issuance of 64,000,000 restricted common shares at a fair value of $.03 per share for a total consideration of $1,920,000 to SunnComm and the assumption of a $110,000 outstanding debt due to a consultant for an Exclusive Marketing Agreement with its commercial copy protection technology on CD's and all of its continuing upgrades. The Agreement provides us with approximately 40% to 50% of the revenues derived from all existing licensing agreements held by SunnComm for the technology and requires Quiet Tiger to advance $138,000 a month against future royalties and an additional $12,000 for services being provided by SunnComm. The first such payment was be made on March 31, 2004. The Exclusive Marketing Agreement gives us the exclusive marketing rights for SunnComm's optical media enhancement and control technologies. Under the terms of the Exclusive Marketing Agreement, we must pay for all of its sales and marketing costs and SunnComm must pay for all of its development and upgrade costs. SunnComm also agreed to indemnify us against consumer complaints and product related litigation.

b. BUSINESS OF QUIET TIGER INC.

Industry Background

We are in the business of providing copy management and protection technology to the music and entertainment industry. This industry is generally unpopular with consumers because of their ability to make inexpensive unauthorized copies of entertainment software. The proliferation of illicit copying has resulted in perhaps billions of dollars of lost revenues for industry-wide content owners. The latest data available from the MPAA estimates that the U.S. motion picture industry lost in excess of $3.5 billion in 2003 due to packaged media piracy. Music industry unit ("CD") sales have been falling approximately 10% year-over-year for the past four years, according to the International Federation of Phonographic Industries ("IFPI"). In addition, the International Intellectual Property Alliance ("IIPA") estimated that copyright piracy, not including Internet piracy, around the world inflicts $20-$22 billion in annual losses to the U.S. copyright industries. As technology has becomes more advanced and efficient, illegal copying activity has increased because of its ease and simplicity.

The music industry is evaluating strategies to stop the recurring sales declines, including CD copy protection and digital rights management technologies that would prevent the copying of music CDs to a PC or CD-R device, or downloading from peer-to-peer networks. The dilemma for the music industry has been to determine if the protection on the CD should override its playability. Since 2000, many developers, including SunnComm, believed that protection was more important than playability. Through trial and error, developers of copy control technologies have determined that guaranteed playability can only happen when the copy control technology is compliant with the CD Redbook Standard. This Standard is what all playback devices, i.e., CD players, DVD players and computers, conform to in order to play back CD's.

Principal Products or Services and their Markets for Copy Management and Protection Technology

We have an Exclusive Distribution Agreement with SunnComm to distribute market, advertise, and sublicense the SunnComm Products throughout the world. The SunnComm Product that we will begin marketing is a content protection control technology called Media Max M4. The market for Media Max is all major and independent record companies along with their artists which may be concerned over lost revenues to illegal copying. We believe that approximately 2 billion music CD's are sold annually worldwide. SunnComm currently has an agreement with a major record label and manufacturer to provide the Media Max M4 product upon their demand.

SunnComm contracted with us for its marketing service because it believed it would be cost efficient for marketing experts to devote their full-time efforts in selling their product and informing SunnComm of what the users are demanding. This would also enable SunnComm to be focused on continuing their research and development of future products and upgrades for the marketplace.

Media Max M4 provides cross-platform playability, security and an enhanced visual and listening experience for PC and Mac users. The technology is based on a two session CD wherein the first session is made up of CD-A files and the second session is made of up of compressed WMA files embedded into a versatile multimedia user interface. This technology combines proprietary software components which are installed on the computer along with special markings stored on the CD.

The License Management Technology, "LMT", provides a security platform that is able to monitor and control activity on all CD/DVD drives or burners when it determines that content protection could be compromised. The software is designed to be completely invisible to users, programs and system components. CDs created with the LMT are 100% compatible with standard audio CDs; therefore, playability on any regular CD or DVD device is guaranteed.

In order to identify a Licensee Copy Controlled Disc, the LMT Software will look at certain markers on the disc concerned. Each marker contains multiple values. Values are based on the contents of the disc concerned but encoded using a secret algorithm. Only if the proper values are found, is the disc considered SunnComm protected. To prevent detection issues in the event the disc concerned is scratched, several different markers are stored on different locations of the disc. The disc will be identified if at least one marker has all the proper values. To prevent circumventing the protection using a "magic-marker" on the second session and other issues, all markers are stored very close to (but not part of) the protected audio contents. A user's attempt to mask the markers will most certainly be a difficult task and may cause the user to mask a part of the audio with it. Whether the markers will be copied or not depends on the ripper program and copy mode used. However, since the audio on the copy will already be scrambled, the presence and detection of the markers are not really important.

When the disc is inserted, the auto launch feature will activate the MediaMax M4 program on the second session, which feature is called launchcd.exe. Depending on the DRM license implementation, this program is either activated directly or through another program called autorun.exe. Launched first determines if the LMT Software controls are installed on the computer. If not, or if the disc concerned contains a newer version, it will copy the controls from the disc concerned and will install same. The LMT Software controls consist of two dynamic link libraries. The controls are used by the MediaMax M4 application (which is browser based).

Whenever the LMT Software controls are activated, (i.e. when the second session software is executed), the LMT Software controls will first determine if the content protection device driver is installed on the system. If not, it will extract it from the main LMT Software into a separate file and install it as a standard Windows device driver.

The driver first locates all CDROM devices installed on the computer. Then it will poll each device once per second to determine if a new disc has been inserted. If so, it will read various elements of the disc to determine if it is a MediaMax M4 disc. It is important to note that the driver is completely idle (without any chance to affect the computer), unless an actual MediaMax M4 disc has been detected. Once detected, the driver will insert itself into the communication stream for that drive to prevent any non-authorized activities. While allowing the computer to access the second session without any limitations, the driver will interfere when applications try to access the first session.

When the driver detects that the MediaMax M4 disc is ejected, it will remove itself from the communication stream for that drive and switch back to the polling mode. Several enhancements are currently under development to make it very difficult to locate and/or remove the device drivers.

An additional feature called MusicMail allows the owner of an originally purchased MediaMax protected CD to share music with friends without violating any copyright laws. The owner can invite friends to download songs by using MusicMail to create and send email messages. The friends can then download the songs by clicking on the links included in the message. The embedded DRM technology will allow the friends to play the song for a limited amount of days or plays.

The customer base for copy protection technology is comprised of the five major music labels (i.e., BMG, EMI, Sony Universal and Warner) and numerous independent labels which sell approximately 2 billion CD's annually. A market also exists for copy protecting music at music studios where music is originally recorded and pre-release CD's which are promotional copies sent to music stations and promoters.

We believe that today's market prefers playability over protection which its MediaMax M4 technology provides because it is compliant with the CD Redbook Standard.

Product Status and Distribution Methods for Copy Management and Protection Technology

In May 2002, we acquired the MediaCloQ technology from SunnComm. MediaCloQ was designed by prioritizing security over playability which resulted in it not complying with the CD Redbook Standard.

During 2002 and 2003, we purposely kept MediaCloQ off the market until it was able to define a marketing plan. We anticipated a plan that could involve selling MediaCloQ in conjunction with MediaMax M4 or establishing a marketing team to sell MediaCloQ as a stand alone product. During the fourth quarter of 2003, we determined from discussions with major record labels that they believed the MediaMax M4 technology would address their needs with some enhancements and that there was no identifiable market for MediaCloQ. The primary basis for their decision was that it was not compliant with the CD Redbook Standard which could result in class action consumer law suits in the USA.

As a result of the discussions, we completely impaired MediaCloQ during the fourth quarter of 2003 and entered into an Exclusive Distribution Agreement for MediaMax M4 during the first quarter of 2004.

We believe that MediaMax M4 is currently marketable and could be enhanced if necessary to meet specific demands of a significant customer. A licensing agreement is already in place with a major record label for the MediaMax M4 technology and is generating modest revenues without significant consumer complaints.

In conjunction with the Exclusive Distribution Agreement we hired William H. Whitmore, Jr. to be our Chief Executive Officer and to plan and implement a Marketing Strategy for MediaMax M4. Prior to being hired, Mr. Whitmore was the President of SunnComm and was responsible for marketing its products.

MediaMax M4 is under a licensing agreement in place with an international CD manufacturer for the music industry. The agreement gives the manufacturer the right to manufacture, distribute, sell, retain and permit its facilities to license the MediaMax M4 technology to fulfill its customer orders. It also is under a software licensing agreement with a company that believes it can sell MediaMax M4 concurrently with its anti-CD burning technology. These agreements along with its licensing agreement with a major record label automatically provide distribution for the MediaMax M4 technology.

Competition for Copy Management and Protection Technology

The most significant competitor known to SunnComm and us for copy protection of music is Macrovision Corporation. Macrovision is a large conglomerate with approximately $386 million in assets of which $169 million are current assets. A large part of its business involves copy protection of videos, music and pay per view satellite and cable broadcasts. Its Music Technology group generated approximately $4.6 million in revenue during 2003.

Macrovision   is  actively   involved  in  developing   and  marketing   various
technologies to meet the needs of emerging music delivery systems such as downloading and streaming via the Internet, as well as technologies to prevent the unauthorized copying of music CDs. Its current products (CDS-100(TM), CDS-200(TM), and CDS-300(TM)) provide music labels with the following capabilities:

     1. First session copy protection, which inhibits the ability to copy music to a PC for subsequent redistribution on Internet based file sharing services;

     2. Encrypted second session music files that can play on the PC, as long as the CD is in the PC CD/DVD-ROM drive; and

     3. DRM technology that enables the second session music files to be copied to a personal computer hard disk and be managed/played via Windows Media Player and controls (at the copyright owner's option) subsequent transfer to portable devices, CD-Rs, and the Internet.

Macrovision claims the CDS-100 and CDS-200 solutions have been used on over 200 million music CDs worldwide through 2003. Of the total number of copy protected CDs produced worldwide, approximately 60% were distributed in the Asia Pacific region (principally Japan), 35% in Western Europe, and 5% in North America, South America, and the rest of the world combined. The CDS-300 product was released in January 2004 and currently is being tested by all the major music labels. Macrovision's method of competition for protecting music CDs commenced by combining technologies that are the subject of patents developed internally, patents acquired from Midbar Tech (1998) Ltd. in November 2002 and patents acquired from TTR Technologies, Inc. in May 2003.

In January 2003, Microsoft announced the release of its WMDST with a second session DRM solution that can be deployed independent of Macrovision's solutions. The announcement included SunnComm as the first company to integrate a third party music CD copy protection technology with Microsoft's WMDST. We believe that SunnComm uses technology that is competitive with Macrovision's CDS-100 and CDS-200 technologies.

SunnComm proved its competitive position during May 2003 when it entered into a copy control technology agreement with one of the five largest record companies to license its copy-control technology for releases in the U.S.A. and internationally.

SunnComm's method of competition is to provide a copy control technology that does not interfere with the music on the protected CD and is compliant with the CD Redbook Standard. This method differs from its competitors which try to create more effective copy control technologies by affecting the music on the protected CD.

Suppliers and Customers for Copy Management and Protection Technology

We do not require raw materials for the creation of our intellectual property and plans of acquisition.

During February 2004, we entered into an exclusive marketing agreement with SunnComm to license its audio copy management and protection technologies. We plan to commence a marketing campaign to independent labels which, if successful, will avoid dependence on one or a few major customers. We estimate that the independent labels comprise approximately one-third of the entire copy protection market.

Patents and Trademarks for Copy Management and Protection Technology

Not Applicable

Government Regulations for Copy Management and Protection Technology

There are no current government regulations or environmental compliance issues affecting our business in its current stage of development.

During June 2002, SunnComm's President, Peter Jacobs, was invited to appear before the U.S. House of Representatives Oversight Subcommittee on Digital
Rights  Management.  Mr.  Jacobs  delivered a summary of  SunnComm's  opinion on protecting digital intellectual property rights which can be viewed at www.sunncommm.com

We believe that we will have continuing opportunities to present our opinions for copy control technologies to the U.S. House of Representatives.

Research and Development for Copy Management and Protection Technology

We do not conduct research and development on audio copy management and protection technologies. In the event that we acquire a technology which may need further research and development work, we plan to contract such work with SunnComm, which is active in research and development in audio copy management and protection technologies and continues to upgrade its existing technologies.

In the event we acquire DarkNoise Technologies, we may need to incur expenditures for integrating the technology of DarkNoise with Media Max M4. Should the acquisition occur, we anticipate working closely with SunnComm to integrate the two technologies.

Employees for Copy Management and Protection Technology

As of the date of this report, we had two full-time employees involved in the sales of MediaMax M4 and one part time employee.

c. NARRATIVE DESCRIPTION OF FLOPPY DISK EQUIPMENT

On January 8, 2001, we acquired plant, equipment and other assets, including specialized manufacturing equipment, manufacturing set-ups, real estate lease, fixtures and related equipment and other property with an estimated fair value of at least $3.8 million from four independent sellers. In consideration for the acquisition of the assets, we issued 12,007,252 shares of its restricted common stock to the sellers. The equipment valuation was determined by a discounted cash flow of projected operating income using a maximum cost of funds of 20% per annum. This was further supported by an independent expert's valuation opinion of the replacement value of the equipment. In determining the amount of consideration for the assets, the parties estimated the present fair market value of all such assets to be equivalent to approximately $.32 per share issued.

Principal Products or Services and their Markets for Floppy Disk Equipment

The floppy disk equipment does not assemble floppy disks from raw materials. It burnishes floppy disks while still within the clam shell that are considered rejects because of their inability to record a sufficient amount of data. After a reject disk is burnished or polished by the machinery within the clam shell, the disk is able to record data in accordance with industry standards.

The principal service offered by the floppy disk equipment is the burnishing. The service could be marketed to manufacturers of floppy disks that have a large inventory of reject disks that have no market for them. These manufacturers could be willing to sell and ship their reject inventories at prices sufficiently low to enable our floppy disk manufacturing equipment burnish them and them then sell them to wholesalers.

Product Status and Marketing Strategy for Floppy Disk Equipment

During 2001, we were unable to attract profitable orders along with the capital necessary to put the manufacturing plant into a profitable operation. A customized special order was processed during the fourth quarter of 2001 generating $56,094 of gross revenue.

During the second quarter of 2002, the floppy disk equipment was put into storage on a month to month lease agreement. While in storage, Management seriously evaluated two potential acquisition candidates that were willing to assist in the set up and operation of the floppy disk equipment if orders were obtained to process. Management was unable to come to terms with both candidates or obtain any orders for the plant during 2002; consequently, the equipment remained in storage.

During 2003, Management learned from wholesalers that the floppy disk market was in a severe decline and significant orders were unavailable. Due to the lack of capital and marketing expertise, Management decided during the second quarter of 2003 to sell the floppy disk equipment but had not developed a plan of liquidation.

During the fourth quarter of 2003, we continued to seek interested buyers for the equipment and impaired the value of the floppy disk burnishing equipment to its estimated fair value of approximately $100,000.

Competition for Floppy Disk Equipment

There are approximately six floppy disk manufacturers worldwide that produce significant volumes. Most of the competitors are adequately capitalized to fulfill orders quickly and efficiently.

During 2001 through 2003 we were unable to attract any significant orders in order to put the plant into a profitable operation.

Suppliers and Customers for Floppy Disk Equipment

Because the equipment has state of the art burnishers that enable the polishing of a disk while still intact with the disk housing or cookie shell, the equipment can format and certify disks with an error rate less than two percent. Standard burnishers and disk certifiers experience error rates of approximately fifteen per cent.

The believed economic advantage to us was that certain manufacturers of floppy disks would seek a market for disks rejected in their manufacturing process that could be burnished by our equipment.

During 2001 through 2003 we were unable to attract any significant orders or customers in order to put the plant into profitability.

Patents and Trademarks for Floppy Disk Equipment

We do not hold any patents or trademarks pertaining to the disk manufacturing equipment.

Government Regulations for Floppy Disk Equipment

There are no current government regulations or environmental compliance issues affecting our disk manufacturing business at its current stage of development.

Research and Development for Floppy Disk Equipment

We did not conduct any research and development during 2001 through 2003 pertaining to the disk manufacturing operation.


Number of Employees for Floppy Disk Equipment

None.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto. It is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere.

Plan of Operation

a. Overview

We did not generate any revenues during the years ended 2002 and 2003.

During January 2004, our directors received a proposal from SunnComm to purchase an exclusive marketing agreement for all of its copy protection technology and future upgrades and revisions. Our directors reviewed the sales projections for Media Max M4 along with their proposal and believed that the acquisition price of the Exclusive Marketing Agreement was fair.

Our directors provided the projections and the proposed deal from SunnComm to a majority of our disinterested stockholders for their approval instead of seeking an independent third party valuation on the proposal. On February 4, 2004, we received the written consent from a majority of disinterested outstanding common shares and filed a Form 14C with the Securities and Exchange Commission to disclose the arrangement.

On March 4, 2004 the written consent, of a majority of our disinterested outstanding common shares of record at February 4, 2004 became effective to approve the issuance of 10,152,704 restricted common shares at a fair value of $.03 per share to SunnComm Technologies, Inc., "SunnComm", for $304,581 of debt incurred for cash advances and administrative and overhead expenses previously charged to us and to approve the issuance of 64,000,000 restricted common shares at a fair value of $.03 per share for a total consideration of $1,920,000 to SunnComm and the assumption of a $110,000 outstanding debt due to a consultant for an Exclusive Marketing Agreement with its commercial copy protection technology on CD's and all of its continuing upgrades. The Agreement provides us with approximately 40% to 50% of the revenues derived from all existing licensing agreements held by SunnComm for the technology and requires us to advance $138,000 a month against future royalties and an additional $12,000 for services being provided by SunnComm.

On January 28, 2004 we entered into a binding Memorandum of Understanding, "MOU", with DarkNoise Technologies Limited, a United Kingdom company, "DarkNoise". Under the terms of the MOU, we will acquire all of DarkNoise and its technologies for $150,000 US in cash and a minimum of 10,000,000 of our restricted common shares. When the acquisition is completed, we plan to have DarkNoise continue to operate out of their West London office acting as its European sales and R&D satellite branch. All key employees of DarkNoise have agreed to continue with us.

Media Max M4 technology enables record labels, artists, CD replicators and duplicators as well as online music providers to protect, enhance and manage their music assets. This is achieved by adding layers of copy management and enhancement technologies to the CD or electronically delivered files. This results in limiting the unauthorized uploading and copying of original music while, at the same time, allowing those purchasing SunnComm protected media to legally play, move and share the music using MusicMail functionality. The overall functionality of MediaMax M4 allows CD buyers to make authorized copies of music on their computer or make a copy of the original CD for their own personal use. They are also able to listen to the music on their PCs or transport the content to portable listening devices. All of these features are available through SunnComm's secure proprietary multimedia user interface.

DarkNoise's technology inserts data into digital audio files that is inaudible as long as the file is played as is. But the nature of the inserted data is such that most types of conversion or compression, as happens when ripping a song to MP3 or other unsecured file sharing formats, will cause it to produce very audible distortion in the resulting output. It's analogous to certain ink techniques for printed documents that are nearly invisible but become highly visible on photocopies of the document, thereby making it clear that the document is not an original. The data that DarkNoise inserts also acts as a watermark that stores a unique content ID and is very difficult to remove from the file.

These two technologies are extremely compatible and can be seamlessly integrated because DarkNoise is an underlying security layer that can further strengthen and secure the existing Media Max M4 systems.

At December 31, 2003, we impaired all of our MediaCloQ technology for $674,629 due to the determination that it could not be sold due to its inability to work on all DVD players. We also impaired our floppy disk burnishing equipment by $900,000; thus reducing its value to $100,000 which it estimates is the market value of the equipment.


b. Marketing Strategy and Employees

Our plan of operation for the year 2004 is to market Media Max M4 and acquire compatible copy protection technology that could enhance the marketability of Media Max M4. We currently have two full time employees, William H. Whitmore, Jr. as our Chief Executive Officer and Scott Stoegbauer as our Vice President of Sales and Marketing. Additional employees may be hired as needed during 2004. Administrative assistance is provided by SunnComm in addition to the services of Albert Golusin who serves as a part-time Chief Financial Officer.

On January 28, 2004 we entered into an agreement to acquire all of DarkNoise and its technologies. DarkNoise's technology inserts data into digital audio files that is inaudible as long as the file is played as is but will produce very audible distortion in the resulting output of an MP3 or other unsecured file sharing format.

The marketing strategy is identical with or without DarkNoise. We are in the technology business and will always be vetting new and innovative approaches to enhance and strengthen its position in the industry. Technologies similar to DarkNoise will constantly be explored and integrated into the product line if they have merit and make sense.

The strategy will capitalize on all marketing channels ranging from print ads to leading edge interactive, online campaigns. Specific marketing & sales programs allowing us to quickly expand beyond our core audience are being established and implemented through key industry contacts as well as industry known, reputable vendors and service providers. This marketing strategy coupled with the support of the SunnComm team of professionals is the key formula to fuel these programs.

We are dedicated to becoming the world-leading supplier of anti-piracy and media enhancement technologies to the audio, video, and digital media markets by expanding the inroads that SunnComm has developed throughout the U.S. music industry. Our two employees along with key consultants are pursuing client relationships around the world to enable the eventual sale of content protection of both manufactured CD products as well as electronic media distributed via the Internet.


OVERVIEW

Results of Operations:

Comparison of Three Months Ended March 31, 2004 and 2003

During the first quarter of 2004 we were no longer considered a development stage company as a result of revenue generated during the quarter and anticipated recurring revenue under licensing agreements covered under the exclusive marketing agreement with SunnComm International Inc. We are marketing MediaMax M4, which is a collection of technologies that provides copy management for CDs and DVDs while simultaneously enhancing and expanding the consumer's experience. MediaMax M4 is tightly integrated with Microsoft's (NASDAQ:MSFT -
News) Windows Media Platform and the Digital Rights Management capabilities associated with the latest Windows Media Platforms. We license and use Windows Media Audio Digital Rights Management capabilities from Microsoft Corporation as the security feature for music files which end up residing on the consumer's computer.

We recognized $14,973 in licensing revenue from MediaMax during the first quarter of 2004.

We did not generate any revenue from operations during the first three months of 2003. Management's objective during the first quarter of 2003 was to obtain orders for the floppy disk manufacturing plant in order to attract investment capital and to register a consultants stock compensation plan in a registration statement on Form S-8 in order to assist in structuring corporate responsibilities and job descriptions , performing due diligence and negotiating agreements with potential acquisition candidates. All operating expenses during the first quarter of 2004 were general and administrative expenses of $434,500. Approximately $373,000 of these expenses were paid for with restricted stock issued by us which was comprised of approximately $291,000 of consulting fees pertaining to general corporate matters, its technologies and potential acquisitions and approximately $82,500 of compensation to its directors and officers. The remaining $61,000 of general and administrative expenses were comprised of an accrual of $12,000 to SunnComm for administrative support and normal recurring expenses of approximately $49,000 comprised of items such as rent, marketing expenses and auditing fees.

During the first quarter of 2003 we incurred $100,624 in general and administrative expenses which was primarily comprised of accrued compensation expense of $48,750 to its officers and $50,000 in consulting fees which were paid for with 5,000,000 shares under the registered S-8 plan. The consulting fees were paid to a consultant for assistance in structuring the corporate organization and job responsibilities, performing due diligence and negotiating agreements with potential acquisition candidates.

During the first quarter of 2003, we mutually agreed to terminate negotiations with Technology Alliance Group, L.L.C. and seek other potential acquisitions.

Liquidity and Capital Resources:

At March 31, 2004 we had $62,016 of cash included in our $205,450 of current assets. We had $167,130 in current payables leaving a working capital surplus of $38,320.

During the first quarter of 2004, we raised $330,000 in cash with commitments for an additional $140,000 of cash from three accredited investors for restricted common stock. We also retired $515,751 of debt by issuing 17,191,726 restricted common shares primarily to affiliates.

During the first quarter of 2003, we raised $5,000 in cash from a private placement of two individuals for 265,957 restricted common shares and $5,000 in cash from the issuance of a convertible debenture. The debenture accrued interest at 10% per annum and matured with a balloon payment with principal and interest on February 11, 2004. The debenture was paid with restricted common shares during the first quarter of 2004.

During the first quarter of 2004 we entered into an Exclusive Marketing Agreement with SunnComm International Inc. to sell its MediaMax technology. The agreement requires us to advance $138,000 a month in cash against future royalty payments in order to maintain the exclusivity. We made our first payment during March 2004. We have not made any subsequent payments and still hold the exclusivity arrangement with SunnComm.

We also entered into an MOU with DarkNoise Technologies which, if consummated, would require us to pay $150,000 for the technology. We have paid DarkNoise $70,000 as of May 10, 2004.

We believe that we will receive sufficient capital from investors and product sales to support operations through the remainder of 2004. We anticipate that the capital requirements for the balance of the period ending December 31, 2004 will require that additional cash be raised from external sources. We believe that this requirement will be met by cash equity and debt investments.

In the following discussion we are providing an analysis of our financial condition and the Plan of Operation during the next quarter and the balance of the fiscal year. This discussion should be read in conjunction with our financial statements and the notes thereto. Certain matters discussed below are based on potential future circumstances and developments, which we anticipate or expect, but which cannot be assured. Such forward-looking statements include, but are not limited to, our plans to acquire additional copy protection technology systems from SunnComm and establish a marketing team and customer support center for those products. We also have decided to sell the floppy disk production equipment but do not have a specific plan of liquidation as of the date of this report. We also will continue to search for potential acquisitions that are revenue generating that we believe could enhance their profitability if we were involved in the management of their operation. The actual results which we achieve in our operations could differ materially from the matters discussed in the forward-looking statements.

DESCRIPTION OF PROPERTIES

On March 1, 2003, we entered into a three year lease for class A office space in Phoenix, Arizona with escalating monthly rental payments every year starting at $3,254 per month during the first year and ending with $3,550 per month in the last year. Under the terms of the lease we are required to pay operating costs in excess of the base year 2002 and its pro rata share of property taxes.

In January 2001, we purchased media production and factory equipment with the capacity to produce six million 3.5-inch floppy disks per month. Also acquired were leasehold improvements and a lease in Reno, Nevada for office and industrial space for the equipment. The lease was mutually terminated with the landlord during the second quarter of 2002.

Title to Properties

Media Production Equipment

The media production equipment and assets acquired by us during January 2001 constitute all of the real, personal, intangible and intellectual property necessary for the us to engage in the 3.5 inch Micro Floppy Disk finish manufacturing business. During 2003, SunnComm filed a UCC1 on the equipment as security for cash advances and overhead provided to us. On March 4, 2004, we issued SunnComm 10,152,704 of our restricted common shares as full payment for the debt incurred to SunnComm during 2003. We are in discussions with SunnComm regarding the removing the UCC1 filing in conjunction with our obligation under the Exclusive Marketing Agreement. Once the lien is removed we will hold all of the equipment free and clear of restrictions on, or conditions to, transfer or assignment, and are free and clear of rights of way, covenants, conditions or restrictions.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


RELATED PARTY TRANSACTIONS

On February 2, 2004, we issued 1,169,616 restricted common shares to directors and officers for reimbursement of cash advances of $35,088.

On March 4, 2004 the written consent, of a majority of our disinterested outstanding common shares of record at February 4, 2004, became effective to approve the issuance of 10,152,704 restricted common shares at a fair value of $.03 per share to SunnComm Technologies, Inc., "SunnComm", for $304,581 of debt incurred for cash advances and administrative and overhead expenses previously charged to us and to approve the issuance of 64,000,000 restricted common shares at a fair value of $.03 per share for a total consideration of $1,920,000 to SunnComm and the assumption of a $110,000 outstanding debt due to a consultant for an Exclusive Marketing Agreement with its commercial copy protection technology on CD's and all of its continuing upgrades. The Agreement provides us with approximately 40% to 50% of the revenues derived from all existing licensing agreements held by SunnComm for the technology and requires Quiet Tiger to advance $138,000 a month against future royalties and an additional $12,000 for services being provided by SunnComm. The first such payment shall be made on March 31, 2004. The Exclusive Marketing Agreement gives us the exclusive marketing rights for SunnComm's optical media enhancement and control technologies. Under the terms of the Exclusive Marketing Agreement, we must pay for all of its sales and marketing costs and SunnComm must pay for all of its development and upgrade costs. SunnComm also agreed to indemnify us against consumer complaints and product related litigation.

At June 24, 2004 SunnComm owned a total of 96,290,414 of our common shares comprising approximately 56% ownership of all common shares outstanding.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         a. Market Information

On April 25, 2002, we received a trading symbol (FNEY) and began trading on May 14, 2002 on the OTC Bulletin Board On approximately February 20, 2003 our trading symbol was changed to QTIG. The following table sets forth, for the periods indicated, the reported high and low split adjusted closing prices for our common stock.

                     2002                      Low                   High
             First Quarter                     N/A                   N/A
             Second Quarter                    $.01                  $.01
             Third Quarter                     $.01                  $.01
             Fourth Quarter                    $.01                  $.03

                     2003
             First Quarter                     $.01                  $.09
             Second Quarter                    $.01                  $.02
             Third Quarter                     $.01                  $.02
             Fourth Quarter                    $.01                  $.06

                     2004
             First Quarter                     $.03                  $.14


Our common stock is quoted on the OTC Bulletin Board ("QTIG") of the National Association of Securities Dealers, Inc. (the "NASD"). There was no established market for such shares until the fourth quarter of 2003. There can be no assurance that any such market will ever continue or be maintained. Any market price for shares of our common stock is likely to be very volatile, and numerous factors beyond our control may have a significant effect. Broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock in any market that may continue. Sales of "restricted securities" under Rule 144 may also have an adverse effect on the market price of the stock. See the caption "Sales of Unregistered Securities".


b. Holders

As of March 31, 2004, the we had 168,957,837 shares of common stock outstanding, held by approximately 500 stockholders of record.


c. Dividends

We have never declared or paid cash dividends on our common stock and anticipate that future earnings, if any, will be retained for development of our business.


d. Securities Authorized for Issuance under Equity Compensation Plans



Plan catagory          Number of securities           Weighted - average     Number of securities
                       to be issued upon              exercise price of      remaining available for future
                       exercise of outstanding        outstanding options,   issuance under equity
                       opinions, warrants and rights  warrants and rights    compensation plans (excluding
                                 (a)                         (B)             securities reflected in column (a))
                                                                                             (c)
 --------------------  -----------------------------  ---------------------  ------------------------------------
Equity Compensation                              --                      --                                   --
plans approved by
security shareholders
-----------------------------------------------------------------------------------------------------------------
Equity Compensation
plans not approved by
security shareholders                         43,663                  $0.56                               580,090
-----------------------------------------------------------------------------------------------------------------
Total                                         43,663                  $0.56                               580,090
=================================================================================================================

In July 1997 we adopted our 1997 Statutory and Nonstatutory Incentive Stock Option Plan (the Plan) allowing for the issuance of incentive stock options and nonstatutory stock options to purchase an aggregate 623,753 shares of common stock to directors, officers, employees and consultants of the Company. The Plan is administered by the Board of Directors.

e. Recent Sales Of Unregistered Securities; Use Of Proceeds From Registered Securities

All securities sold in the past three years through March 31, 2004 have been reported in previous quarterly filings on Form 10-QSB and annual filings on Form 10-KSB. We sold the following securities subsequent to the first quarter of 2004:

On April 26, 2004, we issued 875,000 restricted common shares at $.04 per share under the terms of a private placement to an accredited investor for $35,000 of cash. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

On April 26, 2004, we issued 146,012 restricted common shares at a fair value of $.08 per share to two parties as payment of $11,681 of debt owed to them for past services. The restricted stock was issued at a 43% discount to the closing market price as of the date of the settlement agreements with the creditors. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

On May 3, 2004, we issued 625,000 restricted common shares at $.04 per share under the terms of a private placement to an accredited investor for $25,000 of cash. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

On May 21, 2004, we issued 1,250,000 restricted common shares and an additional 1,250,000 restricted common shares on June 4, 2004 at $.04 per share under the terms of a private placement to an accredited investor for $100,000 of cash. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.


On June 22, 2004, we issued 357,143 restricted common shares at $.07 per share under the terms of a private placement to an accredited investor for $25,000 of cash. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

                             EXECUTIVE COMPENSATION.
The following table sets forth certain information concerning the compensation paid for the three fiscal years ended December 31, 2001, 2002 and 2003 awarded, earned or paid to the chief executive officer at December 31, 2002 and all officers and directors, as a group.

    Summary Compensation Table

                                                  Annual Compensation             Long Term Compensation
                                                ----------------------           ------------------------
                                                                               Securities
Name and Principal                                                             Underlying    All Other
Positions at 12/31/03                        Salary     Bonus    Compensation    Options    Compensation
-----------------------                     --------  --------  -------------  -----------  -------------

William H. Whitmore, Jr., Vice-President (1)
    2003                                     - 0 -     - 0 -          $16,500           --           None

John James Shebanow, President (2)
    2001                                    $ 62,653   - 0 -          $27,347           --           None
    2002                                      13,728   - 0 -          $39,500           --           None

Peter H. Jacobs, President (3)
    2002                                    $ - 0 -    - 0 -         $ - 0 -            --           None
    2003                                      - 0 -    - 0 -          $20,625           --           None

Wade P. Carrigan, President (4)
    2003                                      - 0 -    - 0 -          $54,375           --           None

Officers and directors, as a group
    2001                                    $240,000    - 0 -         $50,000(5)        --           None
    2002                                    $ - 0 -     - 0 -         $67,000(6)        --           None
    2003                                      - 0 -     - 0 -        $146,500(7)        --           None



1. An amount of $16,500 was accrued by Mr. Whitmore at December 31, 2003 and paid in 2004 with 550,000 restricted common shares for serving as Vice-President.

2. Mr. Shebanow received a total of 395,846 restricted common shares in May of 2002 for the value of his services performed during 2001 in the amount of $27,347 and 2002 in the amount of $39,500 that he elected to receive in the form of non-cash compensation.

3. Mr. Jacobs did not receive any compensation directly from us as he was paid directly by SunnComm Technologies, Inc which accrued a total of $175,000 for overhead and salaries for the services of two officers and himself for the seven months ended December 31, 2002. He resigned as the C.E.O. and a director on April 10, 2003. Mr. Jacobs was paid by us for his services during 2003 with 687,500 restricted common shares at a deemed value of $20,625 for serving as President. He also received 366,667 restricted common shares for reimbursement of $3,728 of cash advanced to us.

4. An amount of $54,375 was accrued by Mr. Carrigan at December 31, 2003 and paid in 2004 with 1,812,500 restricted common shares for serving as
     President. He also received 366,667 restricted common shares for reimbursement of $11,000 of cash advanced to us.

5. Includes 155,947 restricted common shares issued to four directors, one of which was an officer, in satisfaction of $50,000 in compensation or reimbursements owed to them.

6. Includes 393,423 restricted common shares issued to two directors, one of which was an officer, in satisfaction of $67,000 in compensation or reimbursements owed to them.

7. During 2003, we received services from four officers and accrued $146,500 in compensation expense. We satisfied the obligation by issuing 4,883,333 restricted common shares to the four officers during February 2004.


Management Agreement

During the fourth quarter of 2002, Quiet Tiger Inc. agreed to a management agreement with SunnComm, Inc. effective June 15, 2002. This agreement required Quiet Tiger Inc. to pay SunnComm, Inc. $25,000 a month for the part-time services of Mssrs.Jacobs, Whitmore and Golusin as well as general and administrative costs. The agreement was effectively canceled at December 31, 2002. At December 31, 2002, Quiet Tiger Inc. owed SunnComm, Inc. $162,500 under the terms of the agreement.

                      Value of Options at December 31, 2002
                     Aggregate Fiscal Year End Option Values
                    ------------------------------------------

                          Number of Securities
                          Underlying Unexercised             Value of
                              Options at              Unexercised In-the-money
                            Fiscal Year End          Options at Fiscal Year End
                         Exercisable/Unexercisable   Exercisable/Unexercisable
--------------------------------------------------------------------------------

Peter H. Jacobs                     -- / --                     $ -- / --
Wade P. Carrigan                    -- / --                      $ -- / --
William H. Whitmore, Jr.            -- / --                      $ -- / --
All officers and
   directors as a group (1)   106,038 / --                       $ -- / --
================================================================================


(1) A total of 106,038 shares are available under option at $.56 per common share.


Option Grants in the Last Two Fiscal Years

We did not grant options during 2002 and 2003.

Stock Option Plan

We adopted the 1997 Statutory and Non-Statutory Incentive Stock Option Plan ("Plan") which authorizes us to grant incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and to grant nonstatutory stock options. The Plan relates to a total of 623,756 shares of common stock. Options relating to 106,038 shares have been issued and are outstanding and all are presently exercisable. No options were granted in 2002 or 2003. The options are exercisable at $.56 per share. A total of 249,501 options expired during January 2003. The outstanding options must be exercised within 10 years from the date of grant and no later than three months after termination of employment or service as a director, except that any optionee who is unable to continue employment or service as a director due to total and permanent disability may exercise such options within one year of termination and the options of an optionee who is employed or disabled and who dies must be exercised within one year after the date of death.

The Plan requires that the exercise prices of options granted must be at least equal to the fair market value of a share of common stock on the date of grant, provided that for incentive options if an employee owns more than 10% of our outstanding common stock then the exercise price of an incentive option must be at least 110% of the fair market value of a share of our common stock on the date of grant, and the maximum term of such option may be no longer than five years. The aggregate fair market value of common stock, determined at the time the option is granted, for which incentive stock options become exercisable by an employee during any calendar year is limited to $100,000.

The Plan is to be administered by our Board of Directors or a committee thereof which determines the terms of options granted, including the exercise price, the number of shares of common stock subject to the option, and the terms and conditions of exercise. No option granted under the Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

Compensation of Directors

During 2001 through 2003, independent directors were not compensated; however, officers that were also directors were compensated as described in the Summary Compensation Table.


SHARES ELIGIBLE FOR FUTURE SALE.

Upon completion of the offering, we will have 96,290,414 shares of common stock outstanding. A current shareholder who is an "affiliate" which is defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Quiet Tiger, Inc., will be required to comply with the resale limitations of Rule 144.

Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about. The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least two years may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for Quiet Tiger, Inc. by The O'Neal Law Firm, P.C., 668 North 44th Street, Suite 233, Phoenix, Arizona 85008.

EXPERTS

The financial statements of Quiet Tiger, Inc. as of December 31, 2003, included in this prospectus have been audited by Semple and Cooper independent certified public accountants, as stated in the opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT

Our transfer agent is First American Transfer Company, 706 East Bell Road, #202, Phoenix, Arizona 85022.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 5, 2004, our principal accountant, James C. Marshall, CPA, P.C. of Scottsdale, Arizona resigned. The audit reports on our financial statements for the years ended December 31, 2002 and 2001 were unqualified. The board of directors of the Company accepted the resignation of James C. Marshall, CPA, P.C The Company had no disagreements with James C. Marshall, CPA, P.C. during the years ended December 31, 2002 and 2001.

On March 5, 2004 we appointed Semple & Cooper, LLP of Phoenix, Arizona as its new principal accountant to audit our financial statements for the year ended December 31, 2003. We did not have any consulting arrangements with Semple & Cooper, LLP prior to their appointment.

REPORTS TO SECURITY HOLDERS

We file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports. We will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Summit is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

PART II - FINANCIAL STATEMENTS

                           CONSOLIDATED BALANCE SHEET
                                   UNAUDITED
                               At March 31, 2004

                                     ASSETS
                                   ---------
CURRENT ASSETS:
   Cash                                              $     62,016
   Accounts receivable
   Due from affiliate                                     143,434
                                                      -----------
Total current assets                                      205,450
OTHER ASSETS:
   Furniture and equipment                                  7,714
   Equipment held for sale                                100,000
   Investments                                             80,000
   Exclusive marketing agreement                        2,028,860
   Deposits                                                10,650
                                                      -----------
Total assets                                         $  2,432,674
                                                      ===========
LIABILITIES
CURRENT
   Accounts payable                                  $    167,130
                                                      -----------
Total current liabilities                                 167,130
STOCKHOLDERS' EQUITY
 Preferred stock, $.001 par value,
   50,000,000 shares authorized, none issued
Common stock, $.001 par value, 350,000,000 shares         168,957
   authorized, 168,957,837 issued and outstanding

Additional paid-in capital                             10,706,178
Additional paid-in capital stock options                  100,500
Subscriptions receivable                                  (15,000)
Unearned stock compenation                               (247,500)
Accumulated (deficit)                                  (8,447,591)
                                                      -----------
Total stockholders' equity                              2,265,544
                                                      -----------
Total liabilities and stockholders' equity           $  2,432,674
                                                      ===========
See accompanying notes to these unaudited consolidated financial statements.

                                QUIET TIGER, INC.
                      CONSOLIDATED STATEMENTS OF OPERATION
                                   UNAUDITED
                                                        Three months ended
                                                           March 31,
                                                        2004         2003
                                                   ------------  ------------
REVENUES
Licensing revenue                                        14,973             0
                                                   ------------  ------------
Total Revenue                                            14,973             0
OPERATIING EXPENSES
General and administrative                              434,500       100,624
                                                   ------------  ------------
Total Operating Expenses                                434,500       100,624

Net (Loss)                                            ($419,527)    ($100,624)
                                                    ============  ============
(LOSS) INCOME PER SHARE:
Basic and diluted (loss) per share                        (0.00)        (0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic and diluted                                  94,317,493    45,646,576
                                                   ============  ============

See accompanying notes to these unaudited consolidated financial statement


                                QUIET TIGER, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                    UNAUDITED

                                                                                             Unearned
                                                         Paid-In      Stock   Subscriptions    Stock     Accumulated
                                    Shares     Amount    Capital     Options   Receivable   Compensation  (Deficit)      Total
                                  ----------- ---------  ---------- --------- ------------- ------------ -------------  -----------
Balance at December 31, 2002       44,961,109   $44,961  $7,312,923  $100,500                              ($6,188,183)  $1,270,201
Shares issued in private placement    265,957       265       4,735                                                           5,000
Shares issued for services         10,150,000    10,150      91,350                                                         101,500
Rounding for forward split             55,712        57         (57)                                                              0
Net (Loss) for the quarter ended
March 31, 2003                                                                                                (100,624)    (100,624)
                                  ----------- ---------  ---------- ---------- -----------  ------------ -----------  -------------
Balance at March 31, 2003          55,432,778   $55,433  $7,408,951  $100,500            $0           $0   ($6,288,807)  $1,276,077
                                  ===================== ============ ========== ======================== ============ ============
Balance at December 31, 2003       55,432,778   $55,433  $7,408,951  $100,500            $0           $0   ($8,028,064)   ($463,180)
Shares issued in private placement 11,333,333    11,333     333,667                 (15,000)                                330,000
Shares issued for debt             17,191,726    17,191     498,560                                                         515,751
Shares issued for exclusive
marketing agreement                64,000,000    64,000   1,856,000                                                       1,920,000
Unearned Stock Compensation        21,000,000    21,000     609,000                             (247,500)                   382,500
Net (Loss) for the quarter ended
March 31, 2004                                                                                                (419,527)    (419,527)
                                  ----------- ---------  ---------- ---------- -----------  ------------ -----------  -------------
                                  168,957,837  $168,957 $10,706,178  $100,500      ($15,000)   ($247,500)  ($8,447,591)  $2,265,544
                                  =========== ========= =========== ========= ============= ============ =============  ===========

See accompanying notes to these unaudited consolidated financial statements.

                                QUIET TIGER, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    UNAUDITED

                                                                    Three Months Ended
                                                                         March 31,
                                                              ------------------------------
                                                                   2004           2003
CASH FLOWS FROM OPERATING ACTIVITIES

  Net (loss) for the period                                        ($419,527)      ($100,624)
   Adjustments to reconcile net
     cash used by operations:
       Common stock issued for services                              352,500         101,500
Changes in assets and liabilities:
       (Increase)/decrease  in  receivable from affiliates          (153,033)
       Increase/(decrease) in accounts payable                         8,970         (58,570)
       Increase/(decrease) in payable to affiliates                      (20)         48,750
       Increase/(decrease) in accrued interest                                            52
                                                              --------------  --------------
Net cash (used) by operating activities                             (211,110)         (8,892)
                                                              --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for equipment                                               (7,714)
Investment in DarkNoise Technologies                                 (50,000)
                                                              --------------  --------------
Net cash (used) in investing activities                              (57,714)              0
                                                              --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from sale of common stock                                   330,000           5,000
Proceeds from sale of debenture                                                        5,000
                                                              --------------  --------------
Net cash (used) in financing activities                              330,000          10,000
                                                              --------------  --------------

Net Increase (decrease) in cash                                       61,176           1,108
Cash at beginning of period                                              840               0
                                                              --------------  --------------
Cash at end of period                                                $62,016          $1,108
                                                              ==============  ==============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

Issuance of 64,000,000 common shares and assumption of             2,028,860
 $108,860 of debt for and exclusive marketing agreement with
 SunnComm International Inc.
Issuance 8,250,000 common shares for unearned services                47,500
Payment of debenture and accrued interest for 886,073                 26,582
 common shares
Payment of debt to affiliates for 16,305,653 common shares           489,169
Issuance of 1,000,000 shares for consulting fees pertaining           30,000
 to acquisitions.


See accompanying notes to these unaudited consolidated financial statements.

                                QUIET TIGER, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2004

The unaudited financial statements included herein were prepared from the records of the Company in accordance with Generally Accepted Accounting Principles. These financial statements reflect all adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the interim periods. Such financial statements generally conform to the presentation reflected in the Company's Forms 10-QSB and 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 2003. The current interim period reported herein should be read in conjunction with the Company's Form 10-KSB subject to independent audit at the end of the year.

On January 28, 2004 the Company entered into a binding Memorandum of Understanding, "MOU", with DarkNoise Technologies Limited, a United Kingdom company, "DarkNoise". Under the terms of the MOU, Quiet Tiger will acquire all of DarkNoise and its technologies for $150,000 US in cash and a minimum of 10,000,000 restricted common shares of Quiet Tiger, Inc. DarkNoise's technology inserts data into digital audio files that is inaudible as long as the file is played as is. But the nature of the inserted data is such that most types of conversion or compression, as happens when ripping a song to MP3 or other unsecured file sharing formats, will cause it to produce very audible distortion in the resulting output.

On March 4, 2004 the written consent, of a majority of disinterested outstanding common shares of record at February 4, 2004 of Quiet Tiger, became effective to approve the issuance of 10,152,704 restricted common shares valued by the Company at $.03 per share to SunnComm Technologies, Inc., "SunnComm", for $304,581 of debt incurred for cash advances and administrative and overhead expenses charged to the Company and to approve the issuance of 64,000,000 restricted common shares valued by the Company at $.03 per share for a total consideration of $1,920,000 to SunnComm and the assumption of a $108,860 outstanding debt due to a consultant for an Exclusive Marketing Agreement with its commercial copy protection technology on CD's and all of its continuing upgrades. The Agreement provides the Company with 40% of the revenues derived from all existing licensing agreements held by SunnComm and future licensing agreements for the technology and requires Quiet Tiger to advance $138,000 a month against future royalties and an additional $12,000 for services being provided by SunnComm. The first such payment was made on March 31, 2004. Once annual gross revenues of $3,600,000 are achieved, the Company will receive 50% of all revenues derived from licensing agreements. The Exclusive Marketing Agreement gives the Company the exclusive marketing rights for SunnComm's optical media enhancement and control technologies. Under the terms of the Exclusive Marketing Agreement, the Company must pay for all of its sales and marketing costs and SunnComm must pay for all of its development and upgrade costs. SunnComm also agreed to indemnify the Company against consumer complaints and product related litigation.

With the acquisition of the Exclusive Marketing Agreement and revenues from existing licensing agreements, the Company was no longer considered a development stage company. The Company generated $14,973 in revenues during the first quarter of 2004.

GOING CONCERN AND OPERATIONS

The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and extinguishment of liabilities in the normal course of business.

During the second quarter of 2003, the Company decided to sell all equipment related to its media production operation. Various potential sale arrangements have been considered such as sale lease back, operating leases, financed and cash sales. Such potential sale arrangements could result in the Company starting production or becoming a joint venture partner in an operation. Any net cash proceeds from the sale will be used for operations. At December 31, 2003 the Company recorded an impairment on it floppy disk burnishing equipment in the amount of $900,000, thus reducing its value to $100,000 which it believes is the market value of the equipment.

At December 31, 2003, the Company impaired all of its MediaCloQ technology for $674,629 because it determined that it could not be sold due to its inability to work on all DVD players.

Prior to March 2004, the Company was in the development stage. At March 31, 2004, the Company hads working capital of $38,320 which is not sufficient working capital to fund its planned operations during the next twelve months.

The Company has written down its media production equipment to its estimated net realizable value.

Additional  funding  will  be  required  to  maintain  its  Exclusive  Marketing
Agreement for MediaMax M4 with SunnComm International Inc. and to finance general and administrative expenses. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. In order to meet the Company's continuing financing needs, management of the Company intends to raise working capital through the sale of its disk manufacturing equipment, common stock or other securities, and ultimately achieving profitable operations.


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RESTATEMENT OF SHARE AMOUNTS

On June 28, 2002, the Company effected a forward stock split of 9.3563 shares for 1 share.

On December 24, 2001, the Company effected a share consolidation of one new common share for each fifteen pre-consolidated shares.

All of the common authorized and issued shares were affected by the consolidation of December 24, 2001 and forward stock split of June 28, 2002. All share amounts in this entire report are stated post reverse of December 24, 2001 and post forward stock split of June 28, 2002 unless otherwise indicated. The Company has restated the prior periods to reflect this share consolidation to January 1, 1997.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany accounts and transactions were eliminated.

INTANGIBLE ASSETS

The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. The Company's intangible assets will be subject to amortization when put into productive use.

LONG-LIVED ASSETS

On January 1, 2002, the Company has adopted SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company evaluates its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts exceed the fair values of the assets. Assets to be disposed of are reported at the lower of carrying values or fair values, less costs of disposal.

The Exclusive Marketing Agreement with SunnComm International Inc. is for perpetuity and consequently is not amortized but annually evaluated for impairment.

SHARE BASED COMPENSATION

SFAS No. 123" Accounting for Stock-Based Compensation" defines fair value based methods of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the new fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25. The Company has elected to utilize APB No. 25 for measurement; and will, pursuant to SFAS No. 123, disclose supplementally the pro forma effects on net income and earnings per share of using the new measurement criteria. The Company did not issue any stock options or warrants during 2004 or 2003. During 2003 the Company issued a debenture convertible into common stock. Common stock equivalents outstanding at December 31 were as follows:

                                                     At March 31,
                                          2004                        2003
                                          # of     Exercise Price    # of        Exercise Price
                                    common shares     per share   common shares     per share
                                    -------------  -------------- -------------  ---------------
Outstanding Warrants convertible
 into common stock

Warrants issued Dec. 29, 2001 (1)            none            none     1,871,260             $.16

Outstanding stock options convertible
 into common stock

Options issued Oct. 30, 1997 (2)          106,038            $.56       106,038             $.56

Debenture payable convertible
 into common stock

Debenture issued Feb. 12, 2003 (3)           none            none       886,073             $.03


     (1)  All warrants issued expired unexercised on June 20, 2003.

     (2)  All options are exercisable and expire on October 30, 2007.

     (3) On February 12, 2003 the Company issued a debenture for $25,000 which accrued interest at 10% per annum and matured in a balloon payment with interest on February 11, 2004. On February 2, 2004, the principal amount of $25,000 and accrued interest of $1,582 was converted into 886,073 shares at a deemed value of $.03 per share.

EQUIPMENT

The floppy disk burnishing equipment was originally stated at cost and subsequently impaired to reflect its fair value. The equipment is held for sale. A modified units of production method, that was based upon units produced subject to a certain minimum level, was used to depreciate substantially all disk manufacturing equipment. The straight line method is used for all other equipment. The estimated depreciable lives range from 3 to 10 years for machinery, equipment and fixtures.

INCOME TAXES

The Company has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes licensing revenue during the period the implementation of its copy management program is placed on a CD or DVD by the customer. This event typically occurs at the manufacturing stage of the CD or DVD. The Company relies on unit production reports from its customers as its basis for revenue recognition. No future performance obligation exists once the copy management program is delivered by the Company.

(LOSS) PER COMMON SHARE

(Loss) per common share is computed based on the weighted average number of common shares outstanding during each period. Convertible equity instruments such as stock options are not considered in the calculation of net loss per share, as their inclusion would be antidilutive.

EQUIPMENT HELD FOR SALE

On January 8, 2001, the Company acquired plant, equipment and other assets, including specialized manufacturing equipment, manufacturing set-ups, real estate lease, fixtures and related equipment and other property with an estimated fair value of approximately $4.0 million. In consideration for the acquisition of the assets, the Company issued 12,007,258 shares of its restricted common stock to the sellers. In determining the amount of the Company's consideration for the assets, the parties estimated the present fair market value of all such assets to be equivalent to approximately $.32 per share issued.

On May 3, 2002, the equipment and other assets were revalued at the original estimated fair value of approximately $.32 per share.

At March 31, 2004, the Company believed that the equipment's net realizable market value approximated $100,000. The equipment is currently idle in a storage facility waiting to be put to productive use or sold.


DEPRECIATION METHOD FOR MEDIA PRODUCTION EQUIPMENT

The method of computing depreciation on its disk media production equipment is on a unit of production method in order to match the depreciated cost of the asset to the revenue produced by it. The equipment is currently in a storage facility which is rented on a month to month basis and is not currently being depreciated.

INVESTMENTS

On January 28, 2004 the Company entered into a binding Memorandum of Understanding, "MOU", with DarkNoise Technologies Limited, a United Kingdom company, "DarkNoise". Under the original terms of the MOU, Quiet Tiger would acquire all of DarkNoise and its technologies for $150,000 US in cash and a minimum of 10,000,000 common shares of Quiet Tiger, Inc. DarkNoise would continue to operate out of their West London office acting as Quiet Tiger's European sales and R&D satellite branch. All key employees of DarkNoise would continue with Quiet Tiger following the completion of the Definitive Agreement.

The Company advanced $50,000 in cash to DarkNoise during the first quarter of 2004 under the terms of the MOU. Also during the first quarter the Company paid a consultant 1,000,000 restricted common shares at a deemed value of $.03 per share to evaluate the transaction. During the second quarter of 2004, the Company advanced an additional $20,000 in cash.

EXCLUSIVE MARKETING AGREEMENT

On March 4, 2004 the written consent, of a majority of disinterested outstanding common share holders of record at February 4, 2004 of Quiet Tiger, became effective to approve the issuance of 10,152,704 restricted common shares valued by the Company at $.03 per share to SunnComm Technologies, Inc., "SunnComm", for $304,581 of debt incurred for cash advances and administrative and overhead expenses charged to the Company and to approve the issuance of 64,000,000 restricted common shares valued by the Company at $.03 per share for a total consideration of $1,920,000 to SunnComm and the assumption of a $110,000 outstanding debt due to a consultant for an Exclusive Marketing Agreement with its commercial copy protection technology on CD's and all of its continuing upgrades. The Agreement provides the Company with 40% of the revenues derived from all existing licensing agreements held by SunnComm and future revenue generating agreements for the technology. When annual gross revenues of $3.6 million are achieved, the Company will receive 50% of the licensing revenues. The agreement also requires Quiet Tiger to advance $138,000 a month against future royalties and an additional $12,000 for services being provided by SunnComm. The first such payment was made prior to March 31, 2004. The Exclusive Marketing Agreement gives the Company the exclusive marketing rights for SunnComm's optical media enhancement and control technologies. Under the terms of the Exclusive Marketing Agreement, the Company must pay for all of its sales and marketing costs and SunnComm must pay for all of its development and upgrade costs. SunnComm also agreed to indemnify the Company against consumer complaints and product related litigation.

STOCKHOLDER'S EQUITY

On January 30, 2004, the board of directors approved the issuance of 11,000,000 restricted common shares to its directors and officers for 2004 services to be rendered at a deemed value of $.03 per share. The shares issued are held by the Company until the completion of service each quarter. All unearned shares have been reflected in the financial statements as unearned stock compensation at March 31, 2004. A total of 10,000,000 restricted common shares were also issued to a consultant at a deemed value of $.03 per share for consulting services pertaining to the transaction with DarkNoise Technologies, the sales commission agreement and general marketability issues to sell the floppy disk burnishing equipment, the abandonment and marketability of MediaCloQ(TM) and general corporate matters. The issuance of the stock was exempt from registration under
Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

On February 2, 2004, the Company issued 4,883,333 restricted common shares to directors and officers for services rendered and accrued for during 2003 at a deemed value of $146,500 and 1,169,616 restricted common shares for reimbursement of cash advances of $35,088. A total of 986,072 restricted common shares were issued to a non-affiliate for payment of $29,582 of accrued interest expense and cash advances made to the Company during 2003 and prior years. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

Also on February 2, 2004, the Company entered into subscription agreements with two accredited investors to issue a total of 13,958,333 restricted common shares for $450,000 in cash. As of March 31, 2004 under the terms of the agreements, the Company received $310,000 in cash and issued 10,833,333 restricted common shares. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

On March 4, 2004 the written consent, of a majority of disinterested outstanding common shares of record at February 4, 2004 of Quiet Tiger, became effective to approve the issuance of 10,152,704 restricted common shares valued by the Company at $.03 per share to SunnComm Technologies, Inc., "SunnComm", for $304,581 of debt incurred for cash advances and administrative and overhead expenses charged to the Company and to approve the issuance of 64,000,000 restricted common shares valued by the Company at $.03 per share for a total consideration of $1,920,000 to SunnComm and the assumption of a $108,860 outstanding debt due to a consultant for an Exclusive Marketing Agreement with its commercial copy protection technology on CD's and all of its continuing upgrades. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

On March 19, 2004 the Company issued 500,000 restricted common shares to an accredited investor for $20,000 of cash. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

RELATED PARTY TRANSACTIONS

On February 2, 2004, the Company issued 1,169,616 restricted common shares to directors and officers for reimbursement of cash advances of $35,088.

On March 4, 2004 the written consent, of a majority of disinterested outstanding common shares of record at February 4, 2004 of Quiet Tiger, became effective to approve the issuance of 10,152,704 restricted common shares valued by the Company at $.03 per share to SunnComm Technologies, Inc., "SunnComm", for $304,581 of debt incurred for cash advances and administrative and overhead expenses charged to the Company and to approve the issuance of 64,000,000 restricted common shares valued by the Company at $.03 per share for a total consideration of $1,920,000 to SunnComm and the assumption of a $108,860 outstanding debt due to a consultant for an Exclusive Marketing Agreement with its commercial copy protection technology on CD's and all of its continuing upgrades. The Agreement provides the Company with 40% of the revenues derived from all existing licensing agreements held by SunnComm for the technology and requires Quiet Tiger to advance $138,000 a month against future royalties and an additional $12,000 for services being provided by SunnComm. The first such payment was made on March 31, 2004. Once annual gross revenues of $3,600,000 are achieved, the Company will receive 50% of all revenues derived from licensing agreements.The Exclusive Marketing Agreement gives the Company the exclusive marketing rights for SunnComm's optical media enhancement and control technologies. Under the terms of the Exclusive Marketing Agreement, the Company must pay for all of its sales and marketing costs and SunnComm must pay for all of its development and upgrade costs. SunnComm also agreed to indemnify the Company against consumer complaints and product related litigation.

SUBSEQUENT EVENTS

On April 26, 2004 the Company issued 875,000 restricted common shares to an accredited investor for $35,000 of cash. The Company also received $15,000 in cash from an accredited investor that owed the Company $15,000 for subscribed shares at March 31, 2004. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

Also on April 26, 2004, the Company issued 146,012 restricted common shares in settlement of $11,681 of past due payables to two vendors. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

On May 3, 2004 the Company issued 625,000 restricted common shares to an accredited investor for $25,000 of cash. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

                                QUIET TIGER, INC.
                           CONSOLIDATED BALANCE SHEET
                         ( A Development Stage Company)
                                December 31, 2003


                                     ASSETS
                                     ------
CURRENT ASSETS:
   Cash                                                        $          840

OTHER ASSETS:
   Equipment held for sale                                            100,000
   Deposits                                                            10,650
                                                              ---------------
Total assets                                                   $      111,490
                                                              ---------------


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------
CURRENT
   Accounts payable                                            $       49,301
   Debenture payable                                                   25,000
   Accrued interest payable                                             1,582
   Due to affiliates                                                  498,787
                                                              ---------------
Total current liabilities                                             574,670
                                                              ---------------

STOCKHOLDERS' EQUITY (DEFICIT)

 Preferred stock, $.01 par value,
   5,000,000 shares authorized, none issued
Common stock, $.001 par value, 350,000,000 shares
   authorized, 55,432,778 issued and outstanding                       55,433

Additional paid-in capital                                          7,408,951
Additional paid-in capital stock options                              100,500
(Deficit) accumulated during the development stage                 (8,028,064)
Total stockholders' equity (deficit)                                 (463,180)
                                                              ---------------

Total liabilities and stockholders' equity                     $      111,490
                                                              ---------------

See accompanying notes to these consolidated financial statements.

                                QUIET TIGER, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         Cumulative
                                                                        amounts from
                                                                           January
                                        For the 12 months ended           1,1997 to
                                      -----------------------------      December 31,
                                          2003            2002               2003
                                      -------------    ------------     --------------
REVENUES
Floppy disk sales                          $     0         $     0         $   56,094
                                      -------------    ------------     --------------
Total Revenue                                    0               0             56,094

COST OF SALES
Cost of floppy disk sales                        0               0            (52,265)
                                      -------------    ------------     --------------
Total Cost of Sales                              0               0            (52,265)

Gross Profit                                     0               0              3,829

OPERATIING EXPENSES
Impairment on equipment                    900,000       3,033,309          3,933,309
Impairment on intellectual property        674,629               0            674,629
General and administrative                 260,501         440,394          1,284,063
Depreciation                                     0           2,488             17,092
                                      -------------    ------------     --------------
Total Operating Expenses                 1,835,130       3,476,191          5,909,093

OTHER (INCOME) EXPENSE
Interest expense                             4,751               0             13,729
Interest revenue                                 0         (15,125)           (48,266)
                                      -------------    ------------     --------------
Total Non-Operating expenses                 4,751        (15,125)           (34,537)
                                      -------------    ------------     --------------
(Loss) from continuing operations       (1,839,881)     (3,461,066)        (5,870,727)

DISCONTINUED  OPERATION
(Loss) from discontinued                         0               0           (508,220)
   operation, net
Loss from impairment of assets                   0               0         (1,557,702)
   on discontinued operation
Loss on disposal of discontinued
   Operation, net                                0               0            (91,415)
                                      ------------------------------------------------
 Loss from discontinued operations               0               0         (2,157,337)
                                      ------------------------------------------------
NET (LOSS)                             $(1,839,881)     $(3,461,066)      $(8,028,064)
                                      ================================================

                                       52

 CONSOLIDATED STATEMENTS OF OPERATIONS - continued

(LOSS) INCOME PER SHARE:
   (Loss) per share from continuing      $   (0.03)      $   (0.09)
      operation
   (Loss) per share from
      discontinued operation                  0.00            0.00
                                      -------------    ------------
   (Loss) per share                     $    (0.03)      $   (0.09)
                                      -------------    ------------
WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic and Diluted                    54,363,169      37,349,058
                                      -------------    ------------

See accompanying notes to these consolidated financial statements.


                                QUIET TIGER, INC.
                         ( A Development Stage Company)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                           (Deficit)                 Additional
                                                                            Accumulated              Paid-In
                                             Common Stock      Additional   During                   Capital
                                       ----------------------   Paid-In     Development   Treasury   Stock
                                         Shares        Amount    Capital    Stage         Shares     Options    Total
                                       -----------   --------  ----------  ------------  ---------  ---------  -----------
Balance January 1, 1997                    493,593      $ 494   $ 504,154    $ (504,648)                        $        0
Reclassification of deficit pursuant
  to quasi reorganization                                        (504,648)      504,648                                  0
Sale of common stock and warrants
  pursuant to private placement at
  $.31 per unit                          1,599,036      1,600     498,400                                          500,000
Issuance of common stock for services
  issued for $.31 per share                159,906        160      49,840                                           50,000
Sale of common stock and warrants
  pursuant to private placement at
  $.78 per unit                          1,279,223      1,279     998,721                                        1,000,000
Costs of private placement offerings                              (52,869)                                         (52,869)
Issuance of common stock for property,
  valued at $.21 per share.              1,439,129      1,439     298,561                                          300,000
Issuance of common stock warrants
  for offering costs                                                4,545                                            4,545
Issuance of stock options                                           2,332                             100,500      102,832
Net (loss)                                                                     (199,232)                          (199,232)
                                       -----------   --------  ----------  ------------  ---------  ---------  -----------
Balance December 31, 1997                4,970,887      4,972     1,799,036    (199,232)         0    100,500    1,705,276
Issuance of common stock for services
  issued for $.31 per share                137,514        137      42,863                                           43,000
Exercise of common stock warrants for
  cash at $.31 per share                 1,320,804      1,321     411,679                                          413,000
Net (loss)                                                                   (1,456,553)                        (1,456,553)
                                       -----------   --------  ----------  ------------  ---------  ---------  -----------

                                       54


CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - continued

                                                                           (Deficit)                 Additional
                                                                            Accumulated              Paid-In
                                             Common Stock      Additional   During                   Capital
                                       ----------------------   Paid-In     Development   Treasury   Stock
                                         Shares        Amount    Capital    Stage         Shares     Options    Total
                                       -----------------------------------------------------------------------------------

Balance December 31, 1998                6,429,205      6,430   2,253,578    (1,655,785)         0    100,500      704,723
Conversion of payables to common stock
  by officers, valued at $.35 per share    127,795        127      44,826                                           44,953
Forgiveness of debt by officer/director                            22,000                                           22,000
Return of common stock by
  officers/directors                      (511,698)      (512)        512                                                0
Net (loss)                                                                     (435,547)                          (435,547)
                                       -----------   --------  ----------  ------------  ---------  ---------  -----------
Balance December 31, 1999                6,045,302      6,045     2,320,916  (2,091,332)         0    100,500      336,129
Issuance of common stock in public
  offering                               1,786,741      1,787     298,213                                          300,000
Cost of public offering                                           (12,456)                                         (12,456)
Net (loss)                                                                      (68,366)                           (68,366)
                                       -----------   --------  ----------  ------------  ---------  ---------  -----------
Balance December 31, 2000                7,832,043      7,832   2,606,673    (2,159,698)         0    100,500      555,307
Shares issued for media production
  equipment                             12,007,252     12,007   3,837,993                                        3,850,000
Shares purchased in private placement      155,938        156      49,844                                           50,000
Shares issued under Note                 1,871,260      1,871     598,129                                          600,000
Secured Note receivable                                (1,871)   (598,129)                                        (600,000)
Shares issued for services                 182,447        183      58,317                                           58,500
Acquisition  of shares from sale of oil
properties                                                                                 (75,777)                (75,777)
Net (loss)                                                                     (567,419)                          (567,419)
                                       -----------   --------  ----------  ------------  ---------  ---------  -----------
Balance December 31, 2001               22,048,940     20,178   6,552,827    (2,727,117)   (75,777)   100,500    3,870,611
Shares issued for services               1,292,227      1,292     206,536                                          207,828
Shares issued for expenses                 106,119        106      28,207                                           28,313
Shares issued for intellectual property 23,837,710     23,838     650,791                                          674,629
Cancellation  of  shares  issued  under
  secured note                          (1,871,260)                                                                      0
Acquisition  of  treasury   shares  for
  interest under cancelled secured note                                                    (50,114)                (50,114)
Cancellation of treasury shares           (452,627)      (453)   (125,438)                 125,891                     0
Net (loss)                                                                   (3,461,066)                        (3,461,066)
                                       -----------   --------  ----------  ------------  ---------  ---------  -----------
Balance December 31, 2002               44,961,109     44,961   7,312,923    (6,188,183)         0    100,500    1,270,201
Shares purchased in private placement      265,957        265       4,735                                            5,000
Shares issued for services              10,150,000     10,150      91,350                                          101,500
Shares   issued   in   rounding   for
  forward split                             55,712         57         (57)                                               0
Net (Loss) for the year ended  December
  31, 2003                                                                   (1,839,881)                        (1,839,881)
                                       -----------   --------  ----------  ------------  ---------  ---------  -----------

                                        55,432,778     55,433   7,408,951    (8,028,064)         0    100,500     (463,180)
                                       ===========   ========  ==========  ============  =========  =========  ===========

See accompanying notes to these consolidated financial statements.

                                QUIET TIGER, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                  For the years ended         Cummulative from
                                                                      December 31,             January 1, 1997
                                                             -------------------------------   (Inception ) to
                                                                  2003             2002          Dec. 31, 2003
                                                             ------------------------------- ------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss) for the period                                    $  (1,839,881)   $   (3,461,066)    $   (8,028,064)
  Adjustments to reconcile net cash used by operations:
    Loss from discontinued operation, net                                                               508,220
    Impairment of assets on discontinued operation                                                    1,557,702
    Loss on sale of discontinued operation                                                               91,415
    Impairment of equipment                                        900,000         3,033,309          3,933,309
    Impairment of intellectual property                            674,629                              674,629
    Depreciation                                                         0             2,488             17,092
    Fair value of stock options issued                                   0                              102.832
    Common stock issued for services                               101,500           236,141            534,094
    Treasury stock received for interest                                 0           (50,114)           (50,114)
    Forgiveness of payable by officer/director 22,000
Changes in assets andliabilities:
    (Increase)/decrease  in  receivable from affiliates                  -            34,989                  -
    (Increase)/decrease  in  prepaid expenses                            -            49,500                  -
    (Increase)/decrease  in  deposits                              (10,650)                -            (10,650)
    (Increase)/decrease  in  equipment                                   -           (32,000)           (32,000)
    Increase/(decrease) in accounts payable                        (59,626)           54,630             44,965
    Increase/(decrease) in payable to affiliates                   203,286           132,123            478,427
    Increase/(decrease) in accrued interest                          1,582                                1,582
                                                             ------------------------------- ------------------
Net cash (used) by operating activities                            (29,160)                -           (154,561)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for equipment & tenant improvements                            -                 -           (168,402)
                                                             ------------------------------- ------------------
Net cash (used) in investing activities                                  -                 -           (168,402)
                                                             ------------------------------- ------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of debenture payable                             25,000                               25,000
Proceeds from exercise of common stock warrants                                                         413,000
Proceeds from sale of common stock                                   5,000                            1,805,000
Cash paid for offering costs                                                                            (60,780)
Proceeds from sale of common stock under note                            -                 -             50,000
                                                             ------------------------------- ------------------
Net cash provided by financing activities                           30,000                 -          2,232,220
                                                             ------------------------------- ------------------

Cash (used)  from discontinued operations                                -                 -         (1,908,417)

Net Increase (decrease) in cash                                        840                 -                840
Cash at beginning of period                                              0                 0                  -
                                                             --------------------------------------------------
Cash at end of period                                           $      840       $         -     $          840
                                                             ==================================================

                                       56


CONSOLIDATED STATEMENTS OF CASH FLOW -continued

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

Issuance of common stock for equipment                                                               $3,850,000
Acquisition of 236,331 treasury stock shares in sale                                                    $75,777
  of discontinued operation.
Acquisition of 1,871,260 treasury stock shares in $600,000
  cancellation of note receivable.
Acquisition of 156,297 treasury stock shares in $50,114
    cancellation of interest on note receivable.
Issuance of common stock for intellectual property                                  $674,629           $674,629
Cancellation of 392,628 treasury shares                                            ($125,891)         ($125,891)
Cancellation of 1,871,260 treasury shares                                                             ($600,000)

See accompanying notes to these consolidated financial statements.


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


During the years ended December 31,  1997,1998,1999,2000,2001,2002  and 2003 the
Company paid cash for interest of $6,247,  $0,  $2,137,  $262,  $332, $0 and $60 respectively.


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES


During the year ended December 31, 1997, the Company:

o issued 1,439,129 shares of common stock, valued at $300,000 ($.21 per share), as partial consideration for unproved oil and gas properties.

o issued 424,152 options to purchase common stock to officers, directors and consultants, valued at $102,832.

o issued 159,906 shares of common stock for services, valued at $50,000 ($.31 per share).

o issued 112,275 warrants to purchase shares of common stock as partial consideration for finder's fees in conjunction with the private placement sale of common stock, valued at $4,545.

During the year ended December 31, 1998, the Company issued 137,514 shares of common stock for services, valued at $43,000 ($.31 per share).


During the year ended December 31, 1999, the Company issued an aggregate 127,795 shares of common stock to officers for accounts payable, valued at $44,953 ($.35 per share); and an officer/director forgave $22,000 in accounts payable.

On January 8, 2001 the Company issued 12,007,252 restricted shares of its common stock to four persons for plant, equipment and other assets, including specialized manufacturing equipment, manufacturing set ups, real estate leases, fixtures and related equipment and other property with an estimated fair market value of $3.85 million. Also on that date the Company issued 2,027,198 shares of restricted common stock to one of the persons for $650,000, of which $600,000 was paid by the purchaser's secured promissory note, due March 31, 2003.

Three of the purchasers became directors of the Company. The purchasers represented that they had complete information about the Company and its business and properties and agreed to take the securities for investment. Certificates representing the shares bear restrictive legends and stop transfer instructions have been placed with the transfer agent. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act.

On May 31, 2001 the Company issued 182,447 restricted shares to its officers and directors for services provided during the year 2000. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act.

On December 1, 2001 the Company received 236,331 of its own restricted common shares at a deemed value of $75,777 from a director as part of the sale of all of its oil and gas interests to the same director.

On May 3, 2002 the Company issued 23,837,710 restricted shares of its common stock to Project 1000, Inc., a wholly owned subsidiary of SunnComm Technologies Inc., for all the rights and the intellectual property pertaining to "Digital Content Cloaking Technology(TM)", known as MediaCloQ.

On June 15, 2002 the Company received 156,297 and 1,871,260 of its own restricted common shares for interest receivable of $50,114 and the cancellation of a $600,000 note, respectively, from an affiliate.

Also on June 15, 2002 the Company issued 1,398,346 of its own restricted common shares at a deemed value of $236,141 for unpaid expenses and services rendered through June 15, 2002.

On January 1, 2003 the Company agreed to issue an additional 55,712 common shares to a brokerage firm requiring more shares for shareholders of the Company as result of the forward split from the previous year.

On January 14, 2003 the Company issued 150,000 restricted common shares to a consultant that prepared a business plan valued at $1,500 for the Company during 2002. The shares were issued under Section 4(2) of the 1933 Securities Act.

On January 24, 2003 the Company issued 5,000,000 unrestricted shares and on February 19, 2003 an additional 5,000,000 unrestricted shares under its S-8 plan to an individual at a deemed value of $100,000 for assisting in structuring the Company, performing due diligence and negotiating agreements with potential acquisition candidates.

The accompanying notes are an integral part of the financial statements


NOTE 1 - ORGANIZATION AND BUSINESS

During the year 2000 Fan Energy Inc. (the "Company") was an independent energy company engaged in the development, exploration and acquisition of oil and natural gas reserves in the western United States. Originally formed as an Idaho corporation in the early 1900s, the Company's predecessor was not successful in the exploration of mining properties. In 1988 the predecessor was merged into a newly-formed Nevada Corporation named Eastern Star, Inc. and it was inactive thereafter, with no assets or liabilities through the end of 1996. In early 1997, the corporation was reactivated when the holder of a majority of the outstanding common stock transferred control of the inactive corporation. The transferee elected new directors and officers and caused the Company to effect a 10-into-1 reverse stock split. The name of the corporation was changed to Fan Energy Inc. in December 1997. On December 24, 2001, the Company effected another reverse stock split of one new common share for each fifteen pre-consolidated shares. On June 28, 2002, the Company effected a forward stock split of 9.3563 shares for 1 share.

Effective with the change in control and reactivation during 1997, the stockholders of the Company approved a plan of informal quasi reorganization. Pursuant to the plan, the Company's accumulated deficit of $504,648, as of the date of reorganization, was eliminated and charged to additional paid-in capital as defined by Statement of Financial Accounting Standards (SFAS) No. 7 and was considered a development stage company effective January 1, 1997.

Its principal activities had been raising capital through the sale of its securities, acquiring undivided minority interests in two oil and natural gas exploratory prospects in California for cash and common stock and one prospect in Wyoming, and commencing the drilling of exploratory and development wells on these properties. During 1999 through 2001 revenue from oil and gas production was received from two wells. On December 1, 2001 the Company agreed to sell all of its assets related to the oil and natural gas industry to an entity controlled by a director of the Company. The transaction was deemed effective December 1, 2001, and included all of the Company's undivided interests in producing natural gas wells and adjacent acreage in California and the Company's undivided interest in oil and gas leaseholds, geophysical exploratory data and other nominal assets. Following the transaction, the Company had no interest in any oil or natural gas assets of any nature. The buyer assumed all of the obligations of the Company to pay approximately $13,500 in outstanding liabilities relating to the oil and natural gas properties transferred and any future contingent liabilities including well closure, remediation and clean-up, and surrendered 236,331 restricted shares of the Company's common stock owned of record and beneficially by the director to the Company. The deemed value of the shares received was $75,777 and the Company recorded a loss on the transaction of $91,415. The disinterested members of the Board of Directors of the Company, following an independent evaluation of the properties, approved the transaction unanimously.

The transaction concluded the Company's involvement in the oil and gas business segment. Furthermore, the Company has no intention to become involved in the oil and gas business at any future time.

On January 8, 2001, the Company acquired plant, equipment and other assets, including specialized manufacturing equipment, manufacturing set-ups, real estate lease, fixtures and related equipment and other property with an estimated fair value of at least $3.8 million from four independent sellers. In consideration for the acquisition of the assets, the Company issued 12,007,252 shares of its restricted common stock to the sellers. The equipment valuation was determined by a discounted cash flow of projected operating income using a maximum cost of funds of 20% per annum. This was further supported by an independent expert's valuation opinion of the replacement value of the equipment. In determining the amount of Company's consideration for the assets, the parties estimated the present fair market value of all such assets to be equivalent to approximately $.32 per share issued. Also on January 8, 2001, the Company sold 2,027,198 shares of restricted common stock to one of the sellers for $650,000, of which $600,000 was paid by the a secured note. The assets acquired by the Company constituted plant, equipment and other physical property intended to be used in the manufacture of 3.5-inch micro floppy disks. None of the assets were previously used in such a business by the sellers.

On May 3, 2002, the Company acquired from Project 1000 Inc. "P1", a wholly owned subsidiary of SunnComm Technologies, Inc., "Digital Content Cloaking Technology(TM)", known as MediaCloQ or MediaMaker ("P1 Technology"), which is a set of methodologies that are designed to work together to thwart illegal copying or ripping of optical media that complies to IEC 90608 Redbook standards. Each of the methodologies used is meant to work toward defeating the various software products currently available on the market today that are used for the purpose of making illegal copies of CDs or of individual audio tracks. The Assets include, but are not limited to, P1`s proprietary property which includes all English and foreign language, all commercial and non-commercial, and all present and future versions thereof, and all required and/or relevant P1 Documentation, Intellectual Property Rights and other proprietary rights therein, and Derivatives thereof that are required and/or relevant to the development of current and future versions. The Company issued 23,837,710 restricted common shares to P1 for the P1 Technology resulting in a change of control of the registrant. The P1 Technology was recorded by the registrant at P1's cost.

At December 31, 2003, the Company impaired all of its MediaCloQ technology for $674,629 because it determined that it could not be sold due to its inability to work on all DVD players. It also impaired its floppy disk burnishing equipment $900,000; thus reducing its value to $100,000 which it believes is the market value of the equipment.

On January 28, 2004 the Company entered into a binding Memorandum of Understanding, "MOU", with DarkNoise Technologies Limited, a United Kingdom company, "DarkNoise". Under the terms of the MOU, Quiet Tiger will acquire all of DarkNoise and its technologies for $150,000 US in cash and a minimum of 10,000,000 restricted common shares of Quiet Tiger, Inc. DarkNoise's technology inserts data into digital audio files that is inaudible as long as the file is played as is. But the nature of the inserted data is such that most types of conversion or compression, as happens when ripping a song to MP3 or other unsecured file sharing formats, will cause it to produce very audible distortion in the resulting output.

On March 4, 2004 the written consent, of a majority of disinterested outstanding common shares of record at February 4, 2004 of Quiet Tiger, became effective to approve the issuance of 10,152,704 restricted common shares valued by the Company at $.03 per share to SunnComm Technologies, Inc., "SunnComm", for $304,581 of debt incurred for cash advances and administrative and overhead expenses charged to the Company and to approve the issuance of 64,000,000 restricted common shares valued by the Company at $.03 per share for a total consideration of $1,920,000 to SunnComm and the assumption of a $110,000 outstanding debt due to a consultant for an Exclusive Marketing Agreement with its commercial copy protection technology on CD's and all of its continuing upgrades. The Agreement provides the Company with 50% of the revenues derived from all existing licensing agreements held by SunnComm for the technology and requires Quiet Tiger to advance $138,000 a month against future royalties and an additional $12,000 for services being provided by SunnComm. The first such payment shall be made on March 31, 2004. The Exclusive Marketing Agreement gives the Company the exclusive marketing rights for SunnComm's optical media enhancement and control technologies. Under the terms of the Exclusive Marketing Agreement, the Company must pay for all of its sales and marketing costs and SunnComm must pay for all of its development and upgrade costs. SunnComm also agreed to indemnify the Company against consumer complaints and product related litigation.

GOING CONCERN AND OPERATIONS

The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and extinguishment of liabilities in the normal course of business.

During the second quarter of 2003, the Company decided to discontinue its media production operation by selling all equipment related thereto. In accordance with generally accepted accounting principles, this will represent the discontinuance of a segment of business in the second quarter of 2003. The Company anticipates using any cash proceeds from the sale for operations.

At December 31, 2003, the Company impaired all of its MediaCloQ technology for $674,629 because it determined that it could not be sold due to its inability to work on all DVD players. It also impaired its floppy disk burnishing equipment $900,000; thus reducing its value to $100,000 which it believes is the market value of the equipment.

The Company is in the development stage and has not realized significant revenues from its planned operations. As such, the Company, as of December 31, 2003 has incurred net operating losses since reactivation as a development stage company of $8,028,064 and has a deficit working capital of $573,830 which is not sufficient working capital to fund its planned operations during the next twelve months.

The Company has written down its media production equipment to its estimated net realizable value.

Additional funding will be required to effectively market MediaMax M4 and finance general and administrative expenses. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. In order to meet the Company's continuing financing needs, management of the Company intends to raise working capital through the sale of its disk manufacturing equipment, common stock or other securities, and ultimately achieving profitable operations.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------
RESTATEMENT OF SHARE AMOUNTS

On June 28, 2002, the Company effected a forward stock split of 9.3563 shares for 1 share.

On December 24, 2001, the Company effected a share consolidation of one new common share for each fifteen pre-consolidated shares.

All of the common authorized and issued shares were affected by the consolidation of December 24, 2001 and forward stock split of June 28, 2002. All share amounts in this entire report are stated post reverse of December 24, 2001 and post forward stock split of June 28, 2002 unless otherwise indicated. The Company has restated the prior periods to reflect this share consolidation to January 1, 1997.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany accounts and transactions were eliminated.

INTELLECTUAL PROPERTY

The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that an impairment exists. The Compay's intangible assets will be subject to amortization when put into productive use.

LONG-LIVED ASSETS

On January 1, 2002, the Company has adopted SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company evaluates its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts exceed the fair values of the assets. Assets to be disposed of are reported at the lower of carrying values or fair values, less costs of disposal.

EQUIPMENT

Equipment and Intellectual property were originally stated at cost and subsequently impaired to reflect their fair value. The equipment is held for sale. A modified units of production method, that was based upon units produced subject to a certain minimum level, was used to depreciate substantially all disk manufacturing equipment. The straight line method is used for all other equipment. The estimated depreciable lives range from 3 to 10 years for machinery, equipment and fixtures.

INCOME TAXES

The Company has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(LOSS) PER COMMON SHARE

(Loss) per common share is computed based on the weighted average number of common shares outstanding during each period. Convertible equity instruments such as stock warrants and options are not considered in the calculation of net loss per share, as their inclusion would be antidilutive.

SHARE BASED COMPENSATION

SFAS No. 123" Accounting for Stock-Based Compensation" defines fair value based methods of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the new fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25. The Company has elected to utilize APB No. 25 for measurement; and will, pursuant to SFAS No. 123, disclose supplementally the pro forma effects on net income and earnings per share of using the new measurement criteria.

The Company did not issue any stock options or warrants during 2002 or 2003. During 2003 the Company issued a debenture convertible into common stock. Common stock equivalents outstanding at December 31 were as follows:

                                                      At December 31,
                                            2002                       2003
                                    # of    Exercise Price       # of    Exercise Price
                               common shares  per share     common shares  per share
Outstanding Warrants convertible
 into common stock

Warrants issued Oct. 31,1997  (1)    736,032     $.24                none     none
Warrants issued Dec. 29, 2001 (2)  1,871,260     $.16                none     none

Outstanding stock options convertible
 into common stock

Options issued Oct. 30, 1997 (3)     106,038     $.56             106,038     $.56
Options issued Oct. 30, 1997 (4)     249,501     $.22                none     none

Debenture payable convertible
 into common stock

Debenture issued Feb. 12, 2003 (5)      none     none             886,073     $.03


     (1)  All warrants issued expired unexercised on March 31, 2003.
     (2)  All warrants issued expired unexercised on June 20, 2003.
     (3)  All options are exercisable and expire on October 30, 2007.
     (4) On January 5,2003, 155,938 options expired and on January 20,2003 93,563 options expired.
     5) On February 12, 2003 the Company issued a debenture for $25,000 which accrued interest at 10% per annum and matured in a balloon payment with interest on February 11, 2004. On February 2, 2004, the principal amount of $25,000 and accrued interest of $1,582 was converted into 886,073 shares at a deemed value of $.03 per share.

NEW TECHNICAL PRONOUNCEMENTS

     In June 2002, FASB issued Statement No. 146 (SFAS No. 146), "Accounting for Costs Associated with Exit or Disposal Activities," effective for activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF)

Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The adoption of SFAS No. 146 did not have a material effect on the Company's financial position or results of operations.

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 expands on the accounting guidance of SFAS No. 5, 57 and 107 and incorporates without change the provisions of FASB Interpretation No. 34, which is being superceded. FIN 45 elaborates on existing disclosure requirements for most guarantees, including standby letters of credit. It also clarifies that guarantees must be recognized as an initial liability for fair value, or market value, of the obligations assumed under the guarantee and that this information must be disclosed in interim and annual financial statements. FIN 45 applies on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material effect on the Company's financial position or results of operations.

     In December 2002, FASB issued Statement No. 148 (SFAS No. 148), "Accounting for Stock-Based Compensation -- Transition and Disclosure -- An Amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company is required to follow the prescribed format and provide the additional disclosures required by SFAS No. 148 in its annual financial statements for the year ended December 31, 2002 and must also provide the disclosures in its quarterly reports containing condensed financial statements for interim periods beginning with the quarterly period ended March 31, 2003. The adoption of SFAS No. 148 did not have a material effect on the Company's financial position or results of operations.

     In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities" ("FIN 46") which is an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements." FIN 46 requires a variable interest entity (VIE) to be consolidated by a company that is considered to be the primary beneficiary of that VIE. In December 2003, the FASB issued FIN No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46-R") to address certain FIN 46 implementation issues. The effective dates and impact of FIN 46 and FIN 46-R for our consolidated financial statements are as follows:

1. Special purpose entities ("SPEs") created prior to February 1, 2003. We must apply either the provisions of FIN 46 or early adopt the provisions of FIN 46-R at the end of the first interim or annual reporting period ending after December 15, 2003. We have completed our assessment and determined that we have no SPE's.

2. Non-SPEs created prior to February 1, 2003. We are required to adopt FIN 46-R at the end of the first interim or annual reporting period ending after March 15, 2004. While not required, we could elect to adopt FIN 46 or FIN 46-R for these non-SPEs as of the end of the first interim or annual reporting period ending after December 15, 2003. We have not entered into any material joint venture or partnership agreements prior to February 1, 2003.

3. All entities, regardless of whether a SPE, that were created subsequent to January 31, 2003. We are required to apply the provisions of FIN 46 unless we elect to early adopt the provisions of FIN 46-R as of the first interim or annual reporting period ending after December 15, 2003. If we do not elect to early adopt FIN 46-R, then we are required to apply FIN 46-R to these entities as of the end of the first interim or annual reporting period ending after March 15, 2004. We have not entered into any material joint venture or partnership agreements subsequent to January 31, 2003 and we do not expect to enter into any such material agreements during our first interim period ended January 31, 2004. If we enter into any significant joint venture and partnership agreements in the future that would require consolidation under FIN 46 or FIN 46-R, it could have a material impact on our consolidated financial statements in future filings.

EITF 00-21, "Revenue Arrangements with Multiple Deliverables," was first discussed at the July 2000 EITF meeting and was issued in February 2002. Certain revisions to the scope language were made and finalized in May 2003. It addresses the accounting for multiple element revenue arrangements, which involve more than one deliverable or unit of accounting in circumstances where the delivery of those units takes place in different accounting periods. EITF 00-21 requires disclosures of the accounting policy for revenue recognition of multiple element revenue arrangements and the nature and description of such arrangements. The accounting and reporting requirements are effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Adoption of EITF 00-21 does not have a significant impact on our financial statements.

     In April 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. The accounting and reporting requirements will be effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.
Currently, we do not have any derivative instruments and do not anticipate entering into any derivative contracts. Accordingly, adoption of SFAS 149 does not have a significant impact on our financial statements.

     In May 2003, the FASB issued SFAS 150,  "Accounting  for Certain  Financial
Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Adoption of SFAS 150 does not have a significant impact on our financial statements.

     In December of 2003, the FASB issued Statement of Financial Accounting Standards No. 132 (Revised) ("Revised SFAS 132"), "Employer's Disclosure about Pensions and Other Postretirement Benefits." Revised SFAS 132 retains disclosure requirements in original SFAS 132 and requires additional disclosures relating to assets, obligations, cash flows and net periodic benefit cost. Revised SFAS 132 is effective for fiscal years ending after December 15, 2003, except that certain disclosures are effective for fiscal years ending after June 15, 2004. Interim period disclosures are effective for interim periods beginning after December 15, 2003. The adoption of SFAS No. 132 (Revised) did not have a material effect on the Company's financial position or results of operations.

NOTE 2--ASSET IMPAIRMENT CHARGES


In accordance with SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets" the Company's disk manufacturing segment recorded an impairment charge during 2002 of $3,033,309 and $900,000 during 2003 relating to the equipment. The Company determined that the revenue potential of this equipment was impaired, since it now believes that the market for this technology is significantly less than previously projected. The impairment charge represents the difference between the carrying value of the assets and their market value based on estimated future discounted cash flows. The charge had no impact on the Company's cash flow or its ability to generate cash flow in the future. For 2003, the impairment charge is included in the consolidated statement of earnings under the caption "Impairment on equipment."

At December 31, 2003, the Company impaired all of its MediaCloQ technology for $674,629 because it determined that it could not be sold due to its inability to work on all DVD players. It also impaired its floppy disk burnishing equipment $900,000; thus reducing its value to $100,000 which it believes is the market value of the equipment.


NOTE 3 - EQUIPMENT

During the second quarter of 2003, the Company decided to sell all floppy disk manufacturing equipment. As a result of the projected discounted cash flow, the Company determined that the asset value was impaired and decreased the carrying value to reflect the net realizable value of the equipment at December 31, 2003 as follows:

Description                    Cost            Impairment        Net Realizable
                                                                  Value

3.5" Disk Manufacturing
  Equipment                 $ 3,915,721        $3,812,211            $ 103,510
  Computers                      81,636            81,636                    0
                        ---------------     -------------        -------------
                              3,997,357         3,893,847              103,510
Less: accumulated
  depreciation                    3,510                 0                3,510
                        ---------------     -------------        -------------
                             $3,993,847        $3,893,847           $  100,000
                        ===============     =============        =============

Depreciation Expense for the period ended December 31, 2003 and 2002 was $0 and $2,488, respectively.



NOTE 4 - INCOME TAXES


The Company does not provide any current or deferred income tax provision or benefit for any period presented because it has experienced operating losses since inception. The Company has provided a full valuation allowance because of the uncertainty regarding the utilization of the net operating loss carryforwards.

At December 31, 2003, the Company had net operating losses of approximately $3,419,000. Realized net operating loss carryforwards expire between 2017 and 2022 unless utilized by the Company.

At December  31, 2003 and 2002,  deferred tax assets  consist of the  following:
[OBJECT OMITTED]

Income tax expense does not differ from amounts computed by applying the U.S. Federal income tax rate of 34% except for the valuation allowance.

Future realization of the net realized deferred tax assets is dependent on generating sufficient taxable income prior to their expiration. Tax effects are based on a 34% Federal income tax rate. The realized net operating losses expire over the next twenty years, as follows:

Expiration                                   Amount

   2017                                      $   199,000
   2018                                      $   199,000
   2019                                      $   136,000
   2020                                      $    68,000
   2021                                      $ 2,125,000
   2022                                      $   427,000
   2023                                      $   265,000
                                             -----------
Total net operating loss available           $ 3,419,000
                                             ===========

In addition, the Company has write-downs of operating assets that are not realized for income tax purposes until final disposition of the assets. At December 31, 2003, there are approximately $4,608,000 of unrealized tax losses that will be recognized for income tax purposes upon final disposition in future periods. Upon recognition for tax purposes, these losses will increase the net operating loss available and be available to offset future taxable income for 20 years from the date or tax basis recognition.


NOTE 5 - COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases office space pursuant to a noncancelable operating lease agreement. Future minimum lease payments pursuant to the lease as of December 31, 2003 were as follows:

2004       $40,525

2005        42,304

2006         7,100
          --------

           $89,929
          ========

     Rent expense was $26,032 for the year ended December 31, 2003.

Exclusive Marketing Agreement

On March 4, 2004 the Company entered into an Exclusive Marketing Agreement with SunnComm to market its commercial copy protection technology on CD's and all of its continuing upgrades. The exclusivity lasts as long as the Company is current in its payments and will continue in perpetuity.

The Agreement provides the Company with 50% of the revenues derived from all existing licensing agreements held by SunnComm for the technology and requires the Company to advance $138,000 a month against future royalties and an additional $12,000 for services being provided by SunnComm. The first payment of $150,000 was made on March 30, 2004. The Exclusive Marketing Agreement gives the Company the exclusive marketing rights for SunnComm's optical media enhancement and control technologies. Under the terms of the Exclusive Marketing Agreement, the Company must pay for all of its sales and marketing costs and SunnComm must pay for all of its development and upgrade costs.

NOTE 6 - STOCKHOLDERS' EQUITY


COMMON STOCK

In 1997, the Company completed the sale of common stock and warrants pursuant to a private placement as follows:

o 1,599,036 units, at a price of $.31 per unit, consisting of 1,599,036 shares of common stock and warrants to purchase 1,599,036 shares of common stock at an exercise price of $.31 per share before June 2, 1998. Proceeds to the Company were $500,000, before costs of the offering of $430.

o 1,279,223 units, at a price of $.78 per unit, consisting of 1,279,223 shares of common stock and warrants to purchase 1,279,223 shares of common stock at an exercise price of $.94 per share before October 31, 1998 (extended to October 31, 2000 at a reduced exercise price of $.23 per share). Proceeds to the Company were $1,000,000 before costs of the offering of $52,439.

Also,  in  1997  the  Company   issued  shares  of  common  stock  for  non-cash
consideration, as follows:

o 159,906 shares for services, of which 95,944 shares are to officers and directors, valued at $50,000 ($.31 per share).

o 1,439,129 shares to an officer/director as partial compensation for the acquisition of oil and gas prospects, valued at $300,000 ($.21 per share).


In 1998 the Company issued shares of common stock, as follows:

o 137,514 shares for services to officers and directors, valued at $43,000 ($.31 per share which amount was reduced from $.91 per share by the Board of Directors).

o 1,320,804 shares for $413,000 cash ($.31 per share) for exercise of common stock warrants.

In 1999 the Company issued 127,795 shares of common stock to officers and directors, for conversion of $44,953 in accounts payable ($.35 per share); and an officer/director forgave the repayment of $22,000 in accounts payable due to an entity controlled by him; and two directors/officers returned an aggregate 511,698 shares of common stock to the Company for no consideration.

In 2000, the Company completed the sale of common stock and warrants pursuant to a Prospectus as follows:

1,786,741 units, at a price of $.167 per unit, consisting of 1,786,741 shares of common stock and warrants to purchase 1,786,741 shares of common stock at an exercise price of $.167 per share before June 20, 2003. Proceeds to the Company were $ 300,000, before costs of the offering of $ 12,456.

On January 8, 2001 the Company issued 12,007,252 restricted shares of its common stock to four persons for plant, equipment and other assets, including specialized manufacturing equipment, manufacturing set ups, real estate leases, fixtures and related equipment and other property with an estimated fair market value of $3.85 million. Also on that date the Company issued 2,027,198 shares of restricted common stock to one of the persons for $650,000, of which $600,000 was paid by the purchaser's secured promissory note, due March 31, 2003. Three of the purchasers became directors of the

Company. The purchasers represented that they had complete information about the Company and its business and properties and agreed to take the securities for investment. Certificates representing the shares bear restrictive legends and stop transfer instructions have been placed with the transfer agent. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act.

On May 31, 2001 the Company issued 182,447 restricted shares to its officers and directors for services provided during the year 2000. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act.

On December 1, 2001 the Company received 236,331 of its own restricted common shares at a deemed value of $75,777 from a director as part of the sale of all of its oil and gas interests to the same director.

On May 3, 2002 the Company issued 23,837,710 restricted shares of its common stock to Project 1000, Inc., a wholly owned subsidiary of SunnComm Technologies Inc., for all the rights and the intellectual property pertaining to "Digital Content Cloaking Technology(TM)", known as MediaCloQ.

On June 15, 2002 the Company received 156,297 and 1,871,260 of its own restricted common shares for interest receivable of $50,114 and the cancellation of a $600,000 note, respectively, from an affiliate.

Also on June 15, 2002 the Company issued 1,398,346 of its own restricted common shares at a deemed value of $236,141 for unpaid expenses and services rendered through June 15, 2002.

On January 1, 2003 the Company agreed to issue an additional 55,712 common shares to a brokerage firm requiring more shares for shareholders of the Company as a result of the forward split from the previous year.

On January 14, 2003 the Company issued 265,957 restricted common shares to two accredited investors for $5,000 in cash. The shares were issued under Section 4(2) of the 1933 Securities Act.

On January 14, 2003 the Company issued 150,000 restricted common shares to a consultant that prepared a business plan valued at $1,500 for the Company during 2002. The shares were issued under Section 4(2) of the 1933 Securities Act.

On January 24, 2003 the Company issued 5,000,000 unrestricted shares and on February 19, 2003 an additional 5,000,000 unrestricted shares under its S-8 plan to an individual at a deemed value of $100,000 for assisting in structuring the Company, performing due diligence and negotiating agreements with potential acquisition candidates.

QUASI REORGANIZATION

Effective January 1, 1997, the stockholders of the Company approved a plan of informal quasi reorganization. Pursuant to the plan, the Company's accumulated deficit of $504,648 as of the date of reorganization was eliminated and charged to additional paid-in capital.

WARRANTS

In 1997, the Company issued 736,032 warrants in conjunction with a private placement.

In 1998 the Company registered 1,871,260 shares of common stock for a contemplated public offering in Registration No. 333-64448 which was declared effective May 14, 1998. The offering was discontinued in late 1998 because the Company was unable to complete the sale of the minimum number of shares offered. None of the registered shares were sold. In 1999, the Company re-registered the shares with a view towards recommencement of the public offering. Due to deterioration in the market for public companies in the oil and gas business segment, the offering was again deferred before the post-effective amendment to the registration statement was made effective. During the second quarter of 2000, the Company filed a post-effective registration statement (no. 333-47699) and recommenced the offering, which included shares of common stock and common stock purchase warrants. The offering was completed December 29, 2000 and the Company sold 1,871,260 shares of common stock and 1,871,260 stock purchase warrants, each warrant exercisable to purchase one share of common stock at an exercise price of $.16 per share. Registrant received $300,000 in gross proceeds and a net of $287,000 of offering costs of $ 287,000. The Company utilized all of the proceeds from the offering in connection with start up of the floppy disk business.



At December 31, 2002 the status of outstanding warrants is as follows:

                              Shares         Exercise
            Issue Date       Exercisable     Price      Expiration Date
            ----------       -----------     --------   ---------------
        October 31, 1997       736,032       $ .24      March 31, 2003 (1)
        December 29, 2001    1,871,260       $ .16      June  20, 2003

During 2003 all of these warrants were not exercised and expired. No additional warrants were issued during 2003. There were no warrants outstanding at December 31, 2003.


STOCK OPTION PLAN

In July 1997 the Company adopted its 1997 Statutory and Nonstatutory Incentive Stock Option Plan (the Plan) allowing for the issuance of incentive stock options and nonstatutory stock options to purchase an aggregate 623,753 shares of common stock to directors, officers, employees and consultants of the Company. The Plan is administered by the Board of Directors.

The Plan provides that incentive stock options be granted at an exercise price equal to the fair market value of the common shares of the Company on the date of the grant and must be at least 110% of fair market value when granted to a 10% or more shareholder. The exercise term of all stock options granted under the Plan may not exceed ten years, and no later than three months after termination of employment, except the term of incentive stock options granted to a 10% or more shareholder which may not exceed five years.

The status of outstanding options granted pursuant to the 1997 Plan was as follows:

                                    Wtd. Average     Weighted    Wtd. Average
                          Number of   Exercise     Average Fair     Exercise
                           Shares     Price           Value          Price
                         ---------   --------      ----------    -------------
Options Outstanding at
December 31, 2000         436,630     $.32-$.56          $.51        $.32-$.80
                         ---------   ----------    ----------    -------------

Options Outstanding at
 December 31, 2001        436,630     $.32-$.56          $.51         $.32-.80
(436,630 exercisable)
Cancelled                 (81,091)    $.32-$.35          $.34        $.32-$.35
                         ---------   ----------    ----------    -------------

Options outstanding at
December 31, 2002
(355,539 exercisable)     355,539         $ .56         $ .56             $.56
Cancelled                (249,501)        $ .22         $ .22             $.22
                         ---------   ----------    ----------    -------------

Options outstanding at
December 31, 2003
(106,038 exercisable)     106,038          $.56          $.56             $.56
                         =========   ==========    ==========    =============


The weighted average remaining contractual life of options outstanding at December 31, 2003 was 3.8 years.

The Company has adopted the disclosure-only provisions of SFAS No. 123. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share for 2003 and 2002 would be unchanged in each year.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants made in 1997 and 1998: dividend yield of 0%; expected volatility of 0%; discount rate of 5.25%; and expected life of 10 years.

In 1997, the Company recognized as compensation expense $100,500 for 436,630 options issued October 30, 1997 to Officers/Directors, pursuant to APB No. 25, and $2,332 for 10,000 options issued to non-employees, pursuant to SFAS No. 123. Those options were issued at an exercise price of $.22 per share less than the then private placement cost of common stock.

STOCK SPLIT & CONSOLIDATION

Effective January 1, 1997 the Company effected a 10-into-1 reverse stock split. The Company did not change the authorized number of common shares or par value of the common stock. All information in these notes and the accompanying financial statements gives retroactive effect to the 10-into-1 reverse stock split.

On December 24, 2001, the Company effected a share consolidation of one new common share for each fifteen pre-consolidated shares.


On June 28, 2002, the Company effected a forward stock split of 9.3563 shares for 1 share.

All of the common authorized and issued shares were affected by the consolidation of December 24, 2001 and forward stock split of June 28, 2002. The Company has restated the prior periods to reflect this share consolidation to January 1, 1997.

NOTE 7 - RELATED PARTY TRANSACTIONS

On May 3, 2002 the Company issued 23,837,710 restricted shares of its common stock to Project 1000, Inc., "P1", a wholly owned subsidiary of SunnComm Technologies Inc., for all the rights and the intellectual property pertaining to "Digital Content Cloaking Technology(TM)", known as MediaCloQ resulting in a change of control of the Company. The intellectual property was recorded at the sellers cost and include, but are not limited to, P1`s proprietary property which includes all English and foreign language, all commercial and non-commercial, and all present and future versions thereof, and all required and/or relevant P1 Documentation, Intellectual Property Rights and other proprietary rights therein, and Derivatives thereof that is required and/or relevant to the development of current and future versions.

On June 15, 2002 the Company received 156,297 and 1,871,260 of its own restricted common shares for interest receivable of $50,114 and the cancellation of a $600,000 note, respectively, from an affiliate.

Also on June 15, 2002 the Company issued 1,398,346 of its own restricted common shares to certain officers and directors at a deemed value of $236,141 for $163,378 of accrued and unpaid expenses and services at December 31, 2001 and $72,763 of services and un-reimbursed expenses in 2002 rendered through June 15, 2002.

During the fourth quarter of 2002, Quiet Tiger Inc. agreed to a management agreement with SunnComm,Inc. effective June 15, 2002. This agreement required Quiet Tiger Inc. to pay SunnComm,Inc. $25,000 a month for the part-time services of Mssrs.Jacobs, Whitmore and Golusin as well as general and administrative costs. The agreement was effectively canceled at December 31, 2002. At December 31, 2002, Quiet Tiger Inc. owed SunnComm,Inc. $162,500 under the terms of the agreement.

During 2003, SunnComm Technologies, Inc. paid general and administrative expenses on behalf of the Company in the amount of $56,786. At December 31, 2003, the Company owed SunnComm $139,199.

At December 31, 2003, the Company owed $146,500 in compensation expense for services provided by its officers during 2003. On February 2, 2004, the Company paid the $146,500 due to officers by issuing 4,883,333 restricted common shares to them.

NOTE 8 - SEGMENT REPORTING

In June 1997, SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" was issued for a public enterprise to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available that is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company has adopted SFAS No. 131.

Until January 2001, the Company had one reportable segment, oil and gas producing activities. The Company had concentrated its oil and gas exploration and development activities in the western United States, primarily in California and Wyoming. All activities in this segment were with industry partners

The Company had no oil and gas producing activities during 2002. The Company earned revenue from its oil and gas activities of $207,918 for the year ended December 31, 2001. Operating expenses of $242,788 for the year ended December 31, 2001 were attributable to this segment. None of the Company's assets at December 31, 2001 were attributable to the oil and gas activities as they were sold on December 1, 2001.

During 2001, the Company had two reportable segments, the oil and gas producing activities until December 1, 2001, and floppy disk manufacturing activity at December 31, 2001. The Company's total assets at December 31, 2001 was 4,088,287 which was all attributable to the floppy disk manufacturing activity. Revenues during 2001 attributable to the manufacturing operation were $56,094 and operating expenses and cost of sales were $530,037.

On December 1, 2001, the Company sold all of its producing and non-producing oil and gas properties to a director of the Company. The oil and gas business segment was sold for $89,277 which resulted in a loss on the sale of $91,415. The results of the oil and gas business segment has been reflected as discontinued operation in the accompanying consolidated financial statement.

The historical operating results of the discontinued operation are as follows:

                                                              Cumulative from
                                                        Inception (Jan. 1, 1997)
                                                                     to
                                       2001          2000     December 31, 2001
                                  ------------  -----------  ---------------

Net revenue                         $   91,656   $  141,049     $    400,148
(Loss) from discontinued operation,
  Net of income taxes               $ (156,285)  $  (38,104)    $ (2,157,337)

The disposition of the oil and gas operation represents the disposal of a business segment under Accounting Principles Board ("APB") Opinion Number 30. Accordingly, results of this operation have been classified as discontinued, and prior periods have been restated, including the reallocation of fixed overhead charges.

At December 31, 2002, the Company did not have any assets related to the oil and gas business segment; however, it had liabilities incurred during 2001 for consulting expenses totaling $4,337.

During 2002 and 2003, there were no operating expenses attributable to the enhancement or marketing of the Company's Intellectual Property. At December 31, 2003, the Company impaired all of its MediaCloQ technology for $674,629 due to the determination that it could not be sold due to its inability to work on all DVD players.

During 2002, the Company reduced the net realizable sales value to $1,000,000 on the floppy disk burnishing equipment. During 2003, the Company further reduced the net realizable sales value to $100,000. During the second quarter of 2003, the Company decided to sell the disk manufacturing equipment and discontinue its operation.

The Company did not generate any revenues during 2002 and 2003. Expenses incurred directly related to the marketing and overhead of its disk manufacturing segment were $53,856 and $6,600 for the years ended December 31, 2002 and 2003.


NOTE 9 - FINANCIAL INSTRUMENTS

FAIR VALUE

The fair values of cash, accounts receivable, accounts payable and short-term debt approximate their carrying values due to the short-term nature of these financial instruments.

CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash. The Company maintains cash accounts at two financial institutions. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts.


NOTE 10 SUBSEQUENT EVENTS

On January 28, 2004 the Company entered into a binding Memorandum of Understanding, "MOU", with DarkNoise Technologies Limited, a United Kingdom company, "DarkNoise". Under the terms of the MOU, Quiet Tiger will acquire all of DarkNoise and its technologies for $150,000 US in cash and a minimum of 10,000,000 restricted common shares of Quiet Tiger, Inc. DarkNoise's technology inserts data into digital audio files that is inaudible as long as the file is played as is. But the nature of the inserted data is such that most types of conversion or compression, as happens when ripping a song to MP3 or other unsecured file sharing formats, will cause it to produce very audible distortion in the resulting output.

On February 2, 2004, the Company issued of 4,883,333 restricted common shares to directors and officers for services rendered during 2003 at a deemed value of $146,500 and 1,169,616 restricted common shares for reimbursement of cash advances of $35,088. A total of 986,072 restricted common shares were issued to a non-affilate for payment of $29,582 of accrued interest expense and cash advances made to the Company during 2003 and prior years. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

Also on February 2, 2004, the Company entered into subscription agreements with two accredited investors to issue a total of 13,958,333 restricted common shares for $450,000 in cash. As of March 30, 2004 under the terms of the agreements, the Company received $325,000 in cash and issued 10,833,333 restricted common shares. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

On March 4, 2004 the written consent, of a majority of disinterested outstanding common share holders of record at February 4, 2004 of Quiet Tiger, became effective to approve the issuance of 10,152,704 restricted common shares valued by the Company at $.03 per share to SunnComm Technologies, Inc., "SunnComm", for $304,581 of debt incurred for cash advances and administrative and overhead expenses charged to the Company and to approve the issuance of 64,000,000 restricted common shares valued by the Company at $.03 per share for a total consideration of $1,920,000 to SunnComm and the assumption of a $110,000 outstanding debt due to a consultant for an Exclusive Marketing Agreement with its commercial copy protection technology on CD's and all of its continuing upgrades. The Agreement provides the Company with 50% of the revenues derived from all existing licensing agreements held by SunnComm for the technology and requires Quiet Tiger to advance $138,000 a month against future royalties and an additional $12,000 for services being provided by SunnComm. The first such payment shall be made on March 31, 2004. The Exclusive Marketing Agreement gives the Company the exclusive marketing rights for SunnComm's optical media enhancement and control technologies. Under the terms of the Exclusive Marketing Agreement, the Company must pay for all of its sales and marketing costs and SunnComm must pay for all of its development and upgrade costs. SunnComm also agreed to indemnify the Company against consumer complaints and product related litigation.

On March 19, 2004 the Company issued 500,000 restricted common shares to an accredited investor for $20,000 of cash. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.


PART III - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

The corporation shall, to the fullest extent permitted by Nevada law as in effect from time to time, indemnify any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director or officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent and under the circumstances permitted by Nevada law. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against such liability. The indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, and shall inure to the benefit of their heirs, executors and administrators. The indemnification provisions shall not be deemed to preclude the corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application.


                  Other Expenses of Issuance and Distribution.

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows: The amounts set forth are estimates except for the SEC registration fee:
                                                  Amount
                                              --------------
 Legal fees and expenses                       $  20,000.00
 Accountants' fees and expenses                $   2,500.00
 Transfer agent fees                           $     100.00
 SEC registration fee and miscellaneous        $   2,000.00
                                             --------------
       Total                                   $  24,600.00

The Registrant will bear all of the expenses shown above.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of our securities without registration for the past three (3) years from the date of this Registration Statement. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

All share issuances prior to March 31, 2004 have been incorporated by reference. Subsequent to March 31, 2004 the following shares have been issued without registration.

On April 26, 2004 we issued 875,000 restricted common shares to an accredited investor for $35,000 of cash We also received $15,000 in cash from an accredited investor that owed us $15,000 for subscribed shares at March 31, 2004. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

Also on April 26, 2004, we issued 146,012 restricted common shares in settlement of $11,681 of past due payables to two vendors. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

On May 3, 2004 we issued 625,000 restricted common shares to an accredited investor for $25,000 of cash. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

On May 21, 2004, we issued 1,250,000 restricted common shares and an additional 1,250,000 restricted common shares on June 4, 2004 at $.04 per share under the terms of a private placement to an accredited investor for $100,000 of cash. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

On June 22, 2004, we issued 357,143 restricted common shares at $.07 per share under the terms of a private placement to an accredited investor for $25,000 of cash. The issuance of the stock was exempt from registration under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sale of the shares.

The foregoing shares were issued in private transactions or private placements intending to meet the requirements of one or more exemptions from registration. In addition to any noted exemption below, we relied upon Section 4(2) of the Securities Act of 1933, as amended ("Act"), given the transactions did not involve public solicitation or advertising, and the securities issued bore a restricted legend thereon as "restricted securities." As to the Section 4(2) transactions, we relied upon Section 4(2) of the Securities Act of 1933, as amended. The investors were not solicited through any form of general solicitation or advertising, the transactions being non-public offerings, and the sales were conducted in private transactions where the investor identified an investment intent as to the transaction without a view to an immediate resale of the securities; the shares were "restricted securities" in that they were both legended with reference to Rule 144 as such and the investors identified they were sophisticated as to the investment decision and in most cases we reasonably believed the investors were "accredited investors" as such term is defined under Regulation D based upon statements and information supplied to us in writing and verbally in connection with the transactions. We never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

EXHIBITS

The following exhibits are filed as part of this Registration Statement:

    Exhibit                   Description
--------------------------------------------------------------------------------

3.1 (1)Restated Articles of Incorporation of Eastern Star Mining, Inc.,changing its authorized common stock to 95,000,000 and authorized preferred stock to 5,000,000 as filed with the Nevada Secretary of State February 7, 1997.


3.1 (1) Certificate of Amendment of Articles of Incorporation of Eastern Star Mining, Inc., effecting a ten-into-one reverse stock split as filed with the Nevada Secretary of State May 19, 1997.

3.1 (1) Certificate of Amendment of Articles of Incorporation of Eastern Star Mining, Inc., changing its name to Eastern Star Holdings, Inc. as filed with the Nevada Secretary of State May 28, 1997.

3.1 (1) Certificate of Amendment of Articles of Incorporation of Eastern Star Holdings, Inc. changing its name to Fan Energy, Inc., as filed with the Nevada Secretary of State December 10, 1997.

  Exhibit                   Description
--------------------------------------------------------------------------------

The following exhibits are filed as part of this Registration Statement:

3.1  (2)  Certificate  of  Amendment  of  Articles  of   Incorporation   of  Fan
     Energy,Inc., as filed with the Nevada Secretary of State December 27, 2001 reducing the authorized common shares to 6,333,334.

3.1  (3)  Certificate  of  Amendment  of  Articles  of   Incorporation   of  Fan
     Energy,Inc., as filed with the Nevada Secretary of State May 10, 2002 reducing the authorized common shares to 2,349,600.

3.1  (4)  Certificate  of  Amendment  of  Articles  of   Incorporation   of  Fan
     Energy,Inc., as filed with the Nevada Secretary of State June 28, 2002 increasing the authorized common shares to 59,256,573.

3.1 (5) Certificate of Amendment of Articles of Incorporation of Fan Energy,Inc., as filed with the Nevada Secretary of State February 18, 2003 increasing the authorized common shares to 350,000,000 and increasing the authorized preferred shares to 50,000,000.

3.2  (1) Bylaws of Registrant adopted December 31, 1997.

5.1  Legal Opinion and Consent of Counsel.

10.1(1) 1997 Incentive and Nonstatutory Stock Option Plan.

10.2(1) 2003 Incentive Stock Option Plan.

10.3 Memorandum of Understanding with DarkNoise Technologies Limited.

10.4 (6)Exclusive Marketing Agreement with SunnComm International Inc.

10.5 Lease Agreement with COFCO Investment Company, L.L.C.

10.6 Year 2004 Employees and Consultants Stock Compensation Plan.

21.1 Subsidiary of the Registrant on Exhibit 21.1 on Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

23.1 Consent of Independent Auditors.

 (1)Incorporated  by  reference  to  Registration   Statement  No.
    33-64448 on Form SB-2, which became effective May 14, 1998.

 (2)Incorporated by reference to our Current Report on Form 8-K filed with the Commission on December 24, 2001.

 (3)Incorporated by reference to our Current Report on Form 8-K filed with the Commission on May 10, 2002.

                                       79
EXHIBITS - continued

  Exhibit                   Description                               Page No.
--------------------------------------------------------------------------------

 (4)Incorporated by reference to our Current Report on Form 8-K filed with the Commission on July 3, 2002.

 (5)Incorporated by reference to our Current Report on Form 8-K filed with the Commission on April 24, 2003.

 (6)Incorporated by reference to our Current Report on Form 8-K filed with the Commission on March 12, 2004 on issuance of restricted common shares and assumption of debt for an Exclusive Marketing Agreement with SunnComm International Inc.


     UNDERTAKINGS

         The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is being registered) any deviation from the high or low end of the estimated maximum range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Quiet Tiger Inc., pursuant to provisions of the State of Nevada or otherwise, Quiet Tiger Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona, United States of America.


Date:  June 24, 2004   /s/ William H. Whitmore, Jr.
                           -----------------------------------------------------
                           William H. Whitmore, Jr., Chief Executive Officer


Date:  June 24, 2004   /s/ Albert Golusin
                           -----------------------------------------------------
                           Albert Golusin, Chief Financial Officer and Secretary



Date:  June 24, 2004   /s/ Wade P. Carrigan
                           -----------------------------------------------------
                           Wade P. Carrigan, Director